The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are neither offers to sell nor solicitations of offers to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.
Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-274956
333-274956-01
Subject to Completion, dated December 4, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated October 13, 2023)

OneMain Finance Corporation
$500,000,000
  % Senior Notes due 2033
OneMain Finance Corporation (“OMFC”) is offering $500,000,000 aggregate principal amount of its   % Senior Notes due 2033 (the “notes”). The notes will bear interest at a rate of   % per annum and will mature on    , 2033. Interest will accrue on the notes from    , 2025. Interest on the notes is payable on     and     of each year, commencing on    , 2026.
The notes will be redeemable, in whole or in part, at any time on or after    , 2028 at the redemption prices set forth in this prospectus supplement under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. At any time prior to    , 2028, the notes will be redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, plus a “make-whole” premium, as described under “Description of the Notes—Optional Redemption.”
The notes will be guaranteed by OMFC’s direct parent company, OneMain Holdings, Inc. (“OMH”), of which OMFC is a wholly-owned direct subsidiary, but the notes will not be guaranteed by any of OMFC’s subsidiaries, including OneMain Financial Holdings, LLC (“OMFH”) and its subsidiaries (OMFH and its subsidiaries, collectively, “OneMain”), or any other party.
The notes will be OMFC’s general unsecured obligations and will rank equally in right of payment with all of OMFC’s existing and future unsubordinated debt. The notes will be effectively subordinated to all of OMFC’s secured obligations to the extent of the value of the assets securing such obligations, and structurally subordinated to all existing and future liabilities of OMFC’s subsidiaries (including OneMain).
OMFC intends to use the net proceeds from this offering to repay outstanding secured facilities, with any excess to be used for general corporate purposes. See “Use of Proceeds.”
Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 7 of the accompanying prospectus and those risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Note	Note Total
Public offering price(1)%		$
Underwriting discount	%	$
Proceeds, before expenses, to us	%	$

(1)	Plus accrued interest, if any, from , 2025, if settlement occurs after that date.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes will not be listed on any securities exchange.
We expect that beneficial interests in the notes will be credited in book-entry form through the facilities of The Depository Trust Company (“DTC”) to the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A., on or about      , 2025.

Joint Book-Running Managers

	Citigroup	Truist Securities
Barclays	BMO Capital Markets	BNP PARIBAS	Citizens Capital Markets
Deutsche Bank Securities	Mizuho	NatWest	RBC Capital Markets
Regions Securities LLC	TD Securities		Wells Fargo Securities

Co-Manager
Academy Securities
   , 2025

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC. Under this shelf registration process, we may sell the securities described in the accompanying prospectus at our discretion in one or more offerings. You should read (i) this prospectus supplement, (ii) the accompanying prospectus, (iii) any free writing prospectus prepared by or on behalf of us or to which we have referred you and (iv) the documents incorporated by reference herein and therein that are described in this prospectus supplement and the accompanying prospectus under the heading “Where You Can Find More Information” and “Incorporation by Reference.”
We and the underwriters have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may have provided you. We and the underwriters are offering to sell, and seeking offers to buy, these securities only in jurisdictions where the offers and sales are permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any other documents incorporated by reference in either is accurate only as of the stated date of each document in which the information is contained. After the stated date, our business, financial condition, results of operations and prospects may have changed.
This prospectus supplement and the accompanying prospectus summarize certain documents and other information to which we refer you for a more complete understanding of what we discuss in this prospectus supplement and the accompanying prospectus. In making an investment decision, you should rely on your own examination of the Company (as defined herein) and the terms of this offering and the notes, including the merits and risks involved.
We and the underwriters are not making any representation to any purchaser of the notes regarding the legality of the purchaser’s investment in the notes. You should not consider any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the notes.
S-i

Prospectus Supplement
Prospectus
S-ii

INDUSTRY AND MARKET DATA
We obtained the market and competitive position data used or incorporated by reference in this prospectus supplement and accompanying prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the underwriters have independently verified such data and neither we nor the underwriters make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.
S-iii

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain or incorporate by reference certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements are subject to risks, uncertainties, assumptions, and other important factors that may cause actual results, performance, or achievements to differ materially from those expressed in or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, which speak only as of the date they were made. We do not undertake any obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “foresees,” “goals,” “intends,” “likely,” “objective,” “plans,” “projects,” “target,” “trend,” “remains,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will,” or “would” are intended to identify forward-looking statements, but these words are not the exclusive means of identifying forward-looking statements.
As set forth more fully under “Part I, Item 1A. Risk Factors” and “Part I, Item 3. Legal Proceedings” in OMH’s and OMFC’s combined Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and under “Part II, Item 1. Legal Proceedings” and “Part II, Item 1A. Risk Factors” in OMH’s and OMFC’s combined Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, which are incorporated by reference herein, important factors that could cause actual results, performance or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following:
•	adverse changes and volatility in general economic conditions, including the interest rate environment and the financial markets;
•	the sufficiency of our allowance for finance receivable losses;
•	increased levels of unemployment and personal bankruptcies;
•	the current inflationary environment and related trends affecting our customers;
•	natural or accidental events such as earthquakes, hurricanes, pandemics, floods, or wildfires affecting our customers, collateral, or our facilities;
•	a failure in or breach of our information, operational or security systems, or infrastructure or those of third parties, including as a result of cyber incidents, war, or other disruptions;
•	the adequacy of our credit risk scoring models;
•	geopolitical risks, including recent geopolitical actions outside the U.S.;
•	adverse changes in our ability to attract and retain employees or key executives;
•	increased competition or adverse changes in customer responsiveness to our distribution channels or products;
•	changes in federal, state, or local laws, regulations, or regulatory policies and practices or increased regulatory scrutiny of our business or industry;
•	risks associated with our insurance operations;
•	the costs and effects of any actual or alleged violations of any federal, state, or local laws, rules or regulations;
S-iv

•
the costs and effects of any fines, penalties, judgments, decrees, orders, inquiries, investigations, subpoenas, or enforcement or other proceedings of any governmental or quasi-governmental agency or authority;

•	our substantial indebtedness and our continued ability to access the capital markets and maintain adequate current sources of funds to satisfy our cash flow requirements;
•	our ability to comply with all of our covenants;
•	the effects of any downgrade of our debt ratings by credit rating agencies; and
•	other risks described in “Risk Factors” in this prospectus supplement.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. You should specifically consider the factors identified or incorporated by reference in this prospectus supplement and the accompanying prospectus that could cause actual results to differ before making an investment decision to purchase our securities and should not place undue reliance on any of our forward-looking statements. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.
S-v

SUMMARY
This summary highlights the information contained elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein, including the financial statements and the notes to those statements.
In this prospectus supplement, except as otherwise indicated or the context otherwise requires, each reference to (i) “OMFC” refers to OneMain Finance Corporation, a direct wholly-owned subsidiary of OMH, (ii) “OMH” refers to OneMain Holdings, Inc., (iii) “OMFH” refers to OneMain Financial Holdings, LLC, (iv) “OneMain” refers to OMFH and its subsidiaries and (v) “the Company,” “we,” “us” and “our” refers to OMH and its subsidiaries, whether directly or indirectly owned. See “—Organizational Structure” below.
As one of the nation’s leaders in offering nonprime consumers responsible access to credit, we:
•	offer responsible personal loan products;
•	offer secured auto financing at the point of purchase;
•	offer credit card products;
•	offer optional products;
•	offer a customer-focused financial wellness platform (Trim by OneMain);
•	service loans owned by us and third parties;
•	pursue strategic acquisitions and dispositions of assets and businesses; and
•	may establish joint ventures or enter into other strategic alliances.
We provide origination, underwriting, and servicing of consumer loans, consisting of personal loans and auto finance. In addition, we offer credit cards under our BrightWay brand through a third-party bank partner from which we purchase the receivable balances. We believe we are well positioned for future growth with an experienced management team, proven access to the capital markets, and strong demand for consumer credit. At September 30, 2025, we had $24.5 billion of finance receivables due from approximately 3.5 million customer accounts. We service the loans that we retain on our balance sheet, as well as loans owned by third parties. At September 30, 2025, we had $25.9 billion of managed receivables due from approximately 3.7 million customer accounts.
Our branch network of more than 1,300 locations is staffed by experienced loan specialists. This network is complemented by our digital lending and servicing capabilities, central operations staff and our network of franchise and independent auto dealerships. Together, these resources allow us to operate in 47 states and serve more customers through their preferred channel, such as in person, digitally, and over the phone.
Our Corporate History and Corporate Information
OMH is a financial services holding company whose subsidiaries engage in the consumer finance and insurance businesses. OMH was incorporated in Delaware in 2013. OMFC was incorporated in Indiana in 1927 as successor to a business started in 1920. OMFC is a direct wholly-owned subsidiary of OMH.
Our executive offices are located at 601 N.W. Second Street, Evansville, Indiana 47708, and our telephone number is (812) 424-8031. Our website address is www.onemainfinancial.com. The information on, or accessible through, our website is not a part of this prospectus supplement and is not incorporated into this prospectus supplement or the accompanying prospectus by reference.
Recent Developments
Cash Dividends to OMH’s Common Stockholders
On October 31, 2025, the OMH Board of Directors declared a dividend of $1.05 per share, which was paid on November 14, 2025, to record holders of OMH’s common stock as of the close of business on November 10, 2025. To provide funding for the OMH dividend payment, the OMFC Board of Directors authorized a dividend in the amount of up to $125 million, of which $123 million was paid on November 12, 2025.

Stock Repurchase Program
On October 23, 2025, the OMH Board of Directors authorized a stock repurchase program that replaces and supersedes OMH’s previous share repurchase program, which allows OMH to repurchase up to $1.0 billion of outstanding common stock, excluding fees, commissions, and other expenses related to the repurchases. The authorization expires on December 31, 2028.
Organizational Structure
The following chart summarizes our organizational structure as of September 30, 2025, as well as the aggregate principal amount of outstanding indebtedness of OMFC and its subsidiaries (including OneMain) as of September 30, 2025, after giving effect to this offering and certain other transactions described in the footnotes below. See “OMH Capitalization,” “OMFC Capitalization” and “Description of Certain Other Indebtedness” for more information.
This chart is provided for illustrative purposes only and does not represent all of our subsidiaries or obligations.

Management[a]
0.3%
Public Stockholders[a]
99.7%
OneMain Holdings, Inc.
"OMH"
(Guarantor of the notes offered hereby, the existing senior notes and junior subordinated debt of OMFC)
OneMain Finance Corporation
"OMFC"
(Issuer of the notes offered hereby)
Notes offered hereby $500 million
Existing senior notes $10.2 billion
Junior subordinated notes $350 million
Unsecured corporate revolver[c]
Subsidiaries of OMFC (including OneMain)
Securitization, private secured term funding facility, revolving conduit facility debt and credit card revolving variable funding note ("VFN") facility debt
$11.9 billion[b]

(a)
Management and public stockholder holdings consist of outstanding shares of OMH common stock beneficially owned by OMH directors and executive officers and public stockholders, respectively, as of September 30, 2025.

(b)
Reflects the net increase occurring from September 30, 2025 through November 28, 2025 totaling $230 million (the “OMFC Net Debt Increase”), consisting of a $460 million decrease in our securitization debt and $690 million increase in borrowings under our revolving conduit facilities. Gives effect to the intended use of the net proceeds from this offering to repay OMFC’s outstanding secured facilities as described under “Use of Proceeds.” As of November 28, 2025, there was $691 million drawn under our revolving conduit facilities.

(c)	As of September 30, 2025, no amount was drawn under OMFC’s $1.1 billion unsecured corporate revolver.

The Offering
The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the “Description of the Notes” section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the notes.
Issuer
OneMain Finance Corporation, an Indiana corporation.
Notes to be Issued
$500 million aggregate principal amount of   % senior notes due 2033.
Maturity
The notes will mature on      , 2033.
Interest Rate
The notes will bear interest at the rate of   % per annum, payable semiannually in arrears.
Interest Payment Dates
Each       and      , commencing on    , 2026. Interest will accrue from   , 2025.
Guarantee
The payment of principal of, and premium and interest on, the notes will be fully and unconditionally guaranteed on an unsecured basis by OMH, OMFC’s direct parent company. See “Description of the Notes—Parent Guaranty.” The notes will not be guaranteed by any of OMFC’s subsidiaries (including OneMain).
Ranking
The notes will be OMFC’s senior unsecured obligations. The notes will rank equally in right of payment with all of OMFC’s other existing and future unsubordinated indebtedness from time to time outstanding, will be effectively subordinated to all of OMFC’s secured obligations to the extent of the value of the assets securing such obligations, will be structurally subordinated to all existing and future liabilities of OMFC’s subsidiaries (including OneMain), and will rank senior in right of payment to all existing and future subordinated indebtedness of OMFC.
The guarantee of the notes will be OMH’s senior unsecured obligation. The guarantee of the notes will rank equally in right of payment with all of OMH’s other existing and future unsubordinated indebtedness from time to time outstanding, will be effectively subordinated to all of OMH’s secured obligations to the extent of the value of the assets securing such obligations, will be structurally subordinated to all existing and future liabilities of OMH’s subsidiaries (other than OMFC), and will rank senior in right of payment to all existing and future subordinated indebtedness of OMH.
As of September 30, 2025, after giving effect to (i) this offering and the intended use of proceeds therefrom as described under “Use of Proceeds” and (ii) the OMFC Net Debt Increase:
•	the notes and the guarantee by OMH of the notes would have ranked equally with approximately $10.2 billion aggregate principal amount of unsubordinated indebtedness;

•
the notes and the guarantee by OMH of the notes would have been structurally subordinated to approximately $11.9 billion aggregate principal amount of indebtedness (including securitizations, the private secured term funding facility and borrowings under revolving conduit and credit card revolving VFN facilities) of OMFC’s subsidiaries (including OneMain);

•	the notes and the guarantee by OMH of the notes would have ranked senior in right of payment to $350 million aggregate principal amount of subordinated indebtedness;
•
OMFC would have had $1.1 billion of undrawn availability under OMFC’s unsecured corporate revolver, all of which, if borrowed, would have ranked equally in right of payment with the notes and the guarantee by OMH of the notes; and

•	OMH and its subsidiaries would have had approximately $22.9 billion aggregate principal amount of total indebtedness outstanding.
Optional Redemption
The notes may be redeemed, in whole or in part, at OMFC’s option, at any time or from time to time (1) prior to      , 2028, at a “make-whole” redemption price described in this prospectus supplement under the caption “Description of the Notes—Optional Redemption,” and (2) on and after      , 2028, at the redemption prices described under “Description of the Notes—Optional Redemption,” in each case plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. See “Description of the Notes—Optional Redemption.”
In addition, at any time on or prior to      , 2028, OMFC may, at its option and on one or more occasions, redeem up to 40% of the aggregate principal amount of the notes at the applicable redemption price described under the caption “Description of the Notes—Optional Redemption” using the proceeds of certain equity offerings.
Certain Covenants
The notes contain certain restrictions, including a limitation that restricts OMFC’s ability and the ability of OMFC’s subsidiaries to incur liens on certain assets. See “Description of the Notes—Limitations on Liens.”
The notes also restrict OMFC’s ability to merge with or into, or sell or convey all or substantially all of its assets to, any other corporation or entity. See “Description of the Notes—Merger and Consolidation.”

Use of Proceeds
OMFC intends to use the net proceeds from this offering to repay outstanding secured facilities, with any excess to be used for general corporate purposes. See “Use of Proceeds.”
Governing Law
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
No Prior Market
The notes will be new securities for which there is no market. Although the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, a liquid market for the notes may not develop or be maintained.
Risk Factors
You should carefully consider the information set forth herein under “Risk Factors” and in the section entitled “Risk Factors” in OMH’s and OMFC’s most recent combined Annual Report on Form 10-K and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus in deciding whether to purchase the notes.

RISK FACTORS
In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the matters addressed under “Forward-Looking Statements,” you should carefully consider the following risks before investing in the notes. You should also read the risk factors and other cautionary statements, including those described under the sections entitled “Risk Factors” and “Legal Proceedings” in OMH’s and OMFC’s combined Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and OMH’s and OMFC’s combined Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.
We are subject to certain risks and hazards due to the nature of the business activities we conduct. The risks discussed below and incorporated by reference in this prospectus supplement and the accompanying prospectus, any of which could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, liquidity, results of operations and prospects.
Risks Related to the Notes
If current market conditions or our financial performance deteriorates, we may not be able to generate sufficient cash to service all of our indebtedness, including the notes offered hereby, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments or to refinance our debt obligations, including the notes offered hereby, depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions, which may deteriorate in the future, and to certain financial, business and other factors beyond our control.
At September 30, 2025, after giving effect to (i) this offering and the intended use of proceeds therefrom as described under “Use of Proceeds” and (ii) the OMFC Net Debt Increase, OMH and OMFC would each have approximately $1.2 billion of cash and cash equivalents, respectively. See “OMH Capitalization” and “OMFC Capitalization.” During the nine months ended September 30, 2025, OMH and OMFC each generated net income of $579 million, respectively. During the year ended December 31, 2024, OMH and OMFC each generated net income of $509 million, respectively. OMH’s net cash outflows from operating and investing activities totaled $87 million for the nine months ended September 30, 2025, and OMH’s net cash outflows from operating and investing activities totaled $567 million for the year ended December 31, 2024. OMFC’s net cash outflows from operating and investing activities totaled $90 million for the nine months ended September 30, 2025, and OMFC’s net cash outflows from operating and investing activities totaled $567 million for the year ended December 31, 2024. We intend to support our liquidity position by pursuing additional debt financings (including new securitizations and new debt issuances, debt refinancing transactions and standby funding facilities), or a combination of the foregoing.
We cannot give any assurance that we would be able to take any of these actions, that these actions would be successful even if undertaken, that these actions would permit us to meet our scheduled debt obligations, or that these actions would be permitted under the terms of our existing or future debt agreements. In the absence of sufficient cash resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt and other obligations.
Further, our ability to refinance our debt on attractive terms or at all, as well as the timing of any refinancings, depends upon a number of factors over which we have little or no control, including general economic conditions, such as unemployment levels, housing markets and interest rates, disruptions in the financial markets, the market’s view of the quality, value, and liquidity of our assets, our current and potential future earnings and cash flows, and our credit ratings. In addition, any financing, particularly any securitization, that is reviewed by a rating agency is subject to the rating agency’s view of the quality and value of any assets supporting such financing, our processes to generate cash flows from, and monitor the status of, such assets, and changes in the methodology used by the rating agencies to review and rate the applicable financing. This process may require significant time and effort to complete and may not result in a favorable rating or any rating at all, which could reduce the effectiveness of such financing or render it unexecutable.

If we cannot make scheduled payments on our debt, we will be in default and as a result our debt holders could declare all outstanding principal and interest to be due and payable, which could also result in an event of default and declaration of acceleration under certain of our other debt agreements.
Our indebtedness is significant, which could affect our ability to meet our obligations under our debt instruments and could materially and adversely affect our business and our ability to react to changes in the economy or our industry.
We currently have a significant amount of indebtedness. As of September 30, 2025, after giving effect to (i) this offering and the intended use of proceeds therefrom as described under “Use of Proceeds” and (ii) the OMFC Net Debt Increase, OMH and its subsidiaries would have had approximately $22.9 billion aggregate principal amount of total indebtedness outstanding, and the notes and the guarantee by OMH of the notes being offered hereby would have ranked equally with approximately $10.2 billion aggregate principal amount of unsubordinated indebtedness.
The amount of indebtedness could have important consequences, including the following:
•
it may require us to dedicate a larger portion of our cash flow from operations to the payment of the principal of, and interest on, our indebtedness, which reduces the funds available for other purposes, including finance receivable originations;

•	it may limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing regulatory, business and economic conditions;
•	it may limit our ability to incur additional borrowings or securitizations;
•	it may require us to seek to change the maturity, interest rate and other terms of our existing debt;
•	it may place us at a competitive disadvantage to competitors that are proportionately not as highly leveraged;
•	it may cause a downgrade of our debt and long-term corporate ratings; and
•	it may cause us to be more vulnerable to periods of negative or slow growth in the general economy or in our business.
In addition, meeting our anticipated liquidity requirements is contingent upon our continued compliance with our existing debt agreements. An event of default or declaration of acceleration under one of our existing debt agreements could also result in an event of default and declaration of acceleration under certain of our other existing debt agreements. Such an acceleration of our debt would have a material adverse effect on our liquidity and our ability to continue as a going concern.
Furthermore, our existing debt agreements do not restrict us from incurring significant additional indebtedness. If our debt obligations increase, whether due to the increased cost of existing indebtedness or the incurrence of additional indebtedness, the consequences described above could be magnified.
There can be no assurance that we will be able to repay or refinance our debt in the future, including the debt of OneMain.
The limited covenants applicable to the notes may not provide protection against some events or developments that may affect our ability to repay the notes or the trading prices for the notes.
The indenture governing the notes, among other things, does not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness, including secured indebtedness (subject to compliance with the lien covenant);
•	limit our ability to guarantee unsecured indebtedness or secured indebtedness (subject to compliance with the lien covenant), including, in each case, indebtedness of OneMain;
•	limit our ability to sell assets (except as described below) or restrict the use of proceeds from such sale;

•	limit OMFC’s subsidiaries’ ability to incur indebtedness, which would be structurally senior to the notes;
•	restrict our ability to repurchase or prepay our securities;
•	restrict our ability to enter into transactions with our affiliates;
•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities; or
•
restrict our ability to engage in any acquisition or other transaction, other than our ability to merge or consolidate with, or sell all or substantially all of our assets to, another person without the surviving or transferring person (if other than OMFC) assuming the obligations under the notes.

Furthermore, we are subject to periodic review by independent credit rating agencies. An increase in the level of our outstanding indebtedness, or other events that could have an adverse impact on our business, properties, financial condition, results of operations or prospects, may cause the rating agencies to downgrade our debt credit rating generally, and the ratings on the notes, which could adversely impact the trading prices for, or the liquidity of, the notes. Any such downgrade could also adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in future debt agreements.
Redemption may adversely affect your return on the notes.
We have the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes—Optional Redemption.” We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.
Our credit ratings may not reflect all risks of an investment in the notes.
The credit ratings assigned to the notes may not reflect the potential impact of all risks related to trading markets, if any, for, or trading value of, your notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market, if any, for, or trading value of, your notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.
Claims of noteholders will be structurally subordinated to the existing and future obligations of OMFC’s subsidiaries (including OneMain) because they will not guarantee the notes.
The notes will not be guaranteed by any of OMFC’s subsidiaries (including OneMain). Accordingly, claims of holders of the notes will be structurally subordinated to the existing and future obligations of OMFC’s subsidiaries (including OneMain). All obligations of OMFC’s subsidiaries (including OneMain), as the case may be, will have to be satisfied before any of the assets of such entities would be available for distribution, upon a liquidation or otherwise, to OMFC.
OMFC’s subsidiaries, including OneMain, accounted for substantially all of its revenues and assets as of and for the year ended December 31, 2024 and as of and for the nine months ended September 30, 2025.
The notes are unsecured, and consequently the notes will be effectively subordinated to any existing and future secured indebtedness.
The notes are unsecured and will be effectively junior to all of OMFC’s senior secured indebtedness, as well as any future secured indebtedness OMFC may incur, to the extent of the value of the assets securing such secured indebtedness. In addition, the guarantee from OMH is unsecured and will be effectively junior to any existing or future secured indebtedness of OMH to the extent of the value of the assets securing such secured indebtedness. We may also incur additional secured indebtedness in the future. Upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of our secured indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such secured indebtedness and to be paid in full from the assets securing that secured indebtedness before any payment may be made with respect to the notes. In that event, because the notes will not be secured by any of our assets, it is possible that there will be no assets from which claims of holders of the notes can be satisfied or, if any assets remain, that the remaining assets will be insufficient to satisfy those claims in full or at all. If the value of such remaining assets is less than the aggregate outstanding principal amount of the notes and all other debt ranking pari passu with the notes, we may be unable to satisfy our obligations under the notes. In addition, if we fail to meet our payment or other obligations under any secured indebtedness we have or may incur, the holders of such secured indebtedness would be entitled to foreclose on our assets securing that secured indebtedness and liquidate those assets. Accordingly, we may not have sufficient funds to pay amounts due on the notes. As a result, you may lose a portion or the entire value of your investment in the notes.
OMFC is a holding company and is dependent on dividends and other distributions from its subsidiaries.
OMFC is a holding company with no direct operations. Its principal assets are the equity interests that it holds in its operating subsidiaries. As a result, it is dependent on dividends and other distributions or loans or advances from those subsidiaries to generate the funds necessary to meet its financial obligations, including the payment of principal and interest on the notes offered hereby. OMFC’s subsidiaries may not generate sufficient cash from operations to enable OMFC to make principal and interest payments on its indebtedness, including the notes offered hereby. Furthermore, OMFC’s insurance subsidiaries are subject to policy holder protection regulations that may limit their ability to pay dividends or make loans or advances to OMFC. Moreover, payments to OMFC by its subsidiaries will be contingent upon its subsidiaries’ earnings. OMFC’s subsidiaries are permitted under the terms of OMFC’s indebtedness, including the notes offered hereby, to incur additional indebtedness that may restrict payments from those subsidiaries to OMFC. We cannot assure you that agreements governing current and future indebtedness of OMFC’s subsidiaries will permit those subsidiaries to provide OMFC with sufficient cash to fund its debt service payments.
OMFC’s subsidiaries are legally distinct from it and have no obligation, contingent or otherwise, to pay amounts due on OMFC’s debt or to make funds available to OMFC for such payment.
Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.
The notes are a new issue of securities for which there is no established public market. The underwriters have advised us that they presently intend to make a market in the notes after completion of the offering, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes, and may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the notes will develop or, if developed, that it will continue. If an active trading market for the notes does not develop, the market price and liquidity of such notes may be adversely affected. The liquidity of any trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. Historically, the market for non-investment grade debt, such as the notes, has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from its initial offering price depending upon prevailing interest rates, the market for similar notes, our performance or other factors.

USE OF PROCEEDS
OMFC estimates that the net proceeds from the sale of the notes offered pursuant to this prospectus supplement will be approximately $493 million, after deducting the underwriting discount and estimated expenses of this offering.
OMFC intends to use the net proceeds from this offering to repay outstanding secured facilities, with any excess to be used for general corporate purposes.

OMH CAPITALIZATION
The following table sets forth the consolidated capitalization of OMH and its subsidiaries as of September 30, 2025:
•	on an actual basis; and
•	on an as adjusted basis to give effect to (i) this offering and the intended use of proceeds therefrom as described under “Use of Proceeds” and (ii) the OMFC Net Debt Increase.
This table should be read in conjunction with OMH’s audited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in OMH’s and OMFC’s combined Annual Report on Form 10-K for the year ended December 31, 2024, and OMH’s unaudited condensed consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in OMH’s and OMFC’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each of which is incorporated by reference herein.

	As of September 30, 2025
(dollars in millions)	Actual	As Adjusted*
Cash and cash equivalents(1)	$658	$1,225
Long-term debt:
Securitization debt(2)	$11,751	$11,291
Private secured term funding facility(2)	349	349
Borrowings under revolving conduit facilities(3)	1	198
Borrowings under credit card revolving VFN facilities(4)	—	—
Borrowings under unsecured corporate revolver(5)	—	—
Existing senior notes(2)	10,065	10,065
Notes offered hereby(2)	—	493
Junior subordinated debt (hybrid debt)	172	172
Total debt	22,338	22,568
Total shareholders’ equity(6)	3,378	3,255
Total capitalization	$25,716	$25,823

*	Certain amounts presented are subject to rounding adjustments and, as a result, the totals may not sum.
(1)
Includes $251 million of cash and cash equivalents at September 30, 2025, held at our regulated insurance subsidiaries or for other operating activities that is unavailable for general corporate purposes. “As adjusted cash and cash equivalents” gives effect to the $1.05 per share cash dividend payment to holders of OMH common stock, in an aggregate amount of approximately $123 million, which was paid on November 14, 2025 to holders of record of OMH common stock as of the close of business on November 10, 2025 (as described in “Summary—Recent Developments—Cash Dividends to OMH’s Common Stockholders”).

(2)
Debt issuance costs of approximately $37 million related to the existing securitization debt, approximately $1 million related to the private secured term funding, approximately $89 million related to the existing senior notes and approximately $7 million related to the notes offered hereby are each reported as a direct reduction from the principal amount of such long-term debt.

(3)	As of September 30, 2025, OMH had $6.0 billion of undrawn committed capacity under its subsidiaries’ revolving conduit facilities.
(4)	As of September 30, 2025, OMH had $400 million of undrawn committed capacity under its subsidiaries’ credit card revolving VFN facilities.
(5)	As of September 30, 2025, OMH had $1.1 billion of undrawn committed capacity under OMFC’s unsecured corporate revolver.
(6)
“As adjusted total shareholders’ equity” gives effect to the $1.05 per share cash dividend payment to holders of OMH common stock, in an aggregate amount of approximately $123 million, which was paid on November 14, 2025 to holders of record of OMH common stock as of the close of business on November 10, 2025 (as described in “Summary—Recent Developments—Cash Dividends to OMH’s Common Stockholders”).

OMFC CAPITALIZATION
The following table sets forth the consolidated capitalization of OMFC and its subsidiaries as of September 30, 2025:
•	on an actual basis; and
•	on an as adjusted basis to give effect to (i) this offering and the intended use of proceeds therefrom as described under “Use of Proceeds” and (ii) the OMFC Net Debt Increase.
This table should be read in conjunction with OMFC’s audited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in OMH’s and OMFC’s combined Annual Report on Form 10-K for the year ended December 31, 2024, and OMFC’s unaudited condensed consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in OMH’s and OMFC’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each of which is incorporated by reference herein.

	As of September 30, 2025
(dollars in millions)	Actual	As Adjusted*
Cash and cash equivalents(1)	$632	$1,199
Long-term debt:
Securitization debt(2)	$11,751	$11,291
Private secured term funding facility (2)	349	349
Borrowings under revolving conduit facilities(3)	1	198
Borrowings under credit card revolving VFN facilities(4)	—	—
Borrowings under unsecured corporate revolver(5)	—	—
Existing senior notes(2)	10,065	10,065
Notes offered hereby(2)	—	493
Junior subordinated debt (hybrid debt)	172	172
Total debt	22,338	22,568
Total shareholder’s equity(6)	3,352	3,229
Total capitalization	$25,690	25,797

*	Certain amounts presented are subject to rounding adjustments and, as a result, the totals may not sum.
(1)
Includes $251 million of cash and cash equivalents at September 30, 2025, held at our regulated insurance subsidiaries or for other operating activities that is unavailable for general corporate purposes. “As adjusted cash and cash equivalents” gives effect to the payment of approximately $123 million for a dividend paid on November 12, 2025 by OMFC to OMH to provide funding for the $1.05 per share cash dividend payment to holders of OMH common stock (as described in “Summary—Recent Developments—Cash Dividends to OMH’s Common Stockholders”).

(2)
Debt issuance costs of approximately $37 million related to the existing securitization debt, approximately $1 million related to the private secured term funding, approximately $89 million related to the existing senior notes and approximately $7 million related to the notes offered hereby are each reported as a direct reduction from the principal amount of such long-term debt.

(3)	As of September 30, 2025, OMFC had $6.0 billion of undrawn committed capacity under its subsidiaries’ revolving conduit facilities.
(4)	As of September 30, 2025, OMFC had $400 million of undrawn committed capacity under its subsidiaries’ credit card revolving VFN facilities.
(5)	As of September 30, 2025, OMFC had $1.1 billion of undrawn committed capacity under its unsecured corporate revolver.
(6)
“As adjusted total shareholder’s equity” gives effect to the payment of approximately $123 million for a dividend paid on November 12, 2025 by OMFC to OMH to provide funding for the $1.05 per share cash dividend payment to holders of OMH common stock (as described in “Summary—Recent Developments—Cash Dividends to OMH’s Common Stockholders”).

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS
Set forth below is a description of the material other indebtedness of OMFC and its subsidiaries (including OneMain), other than securitization debt. As of September 30, 2025, after giving effect to (i) this offering and the intended use of proceeds therefrom as described under “Use of Proceeds” and (ii) the OMFC Net Debt Increase, OMFC’s subsidiaries (including OneMain) had approximately $11.9 billion aggregate principal amount of securitization debt, private secured term debt outstanding and borrowings under revolving conduit facilities and credit card revolving VFN facilities. For a description of OMFC’s securitization debt, see Note 10 of the notes to the consolidated financial statements and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in OMH’s and OMFC’s combined Annual Report on Form 10-K for the year ended December 31, 2024 and Note 7 of the notes to the unaudited condensed consolidated financial statements and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in OMH’s and OMFC’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each of which is incorporated by reference herein.
Revolving Conduit Facilities
As of September 30, 2025, OMFC and its subsidiaries were party to 17 revolving conduit facilities with a total maximum borrowing capacity of $6.0 billion. As of November 28, 2025, $691 million was drawn under the revolving conduit facilities. A description of the material terms of the revolving conduit facilities is set forth in Note 10 of the notes to the consolidated financial statements and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in OMH’s and OMFC’s combined Annual Report on Form 10-K for the year ended December 31, 2024 and Note 7 of the notes to the unaudited condensed consolidated financial statements and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in OMH’s and OMFC’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each of which is incorporated by reference herein. OMFC intends to use the net proceeds from this offering to repay outstanding secured facilities. See “Use of Proceeds.”
Credit Card Revolving VFN Facilities
OMFC and its subsidiaries are party to two credit card revolving VFN facilities with a total maximum borrowing capacity of $400 million as of September 30, 2025. As of September 30, 2025, no amounts were drawn under the credit card revolving VFN facilities and we had $503 million of credit card principal balances held in OneMain Financial Credit Card Trust for our credit card revolving VFN facilities.
Unsecured Corporate Revolver
On October 25, 2021, OMFC entered into an unsecured corporate revolver with a total maximum borrowing capacity (as increased on June 15, 2022) of $1.3 billion. During the third quarter of 2024, OMFC amended the revolver to extend its term to September 6, 2029 and decreased the total maximum borrowing capacity of the revolver to $1.1 billion. The corporate revolver has a five-year term during which draws and repayments may occur. The corporate revolver is fully and unconditionally guaranteed by OMH. Any outstanding principal balance is due and payable on September 6, 2029. As of September 30, 2025, no amounts were drawn under this facility.
7.125% Notes due 2026
On May 11, 2018, OMFC issued $900 million aggregate principal amount of 7.125% Senior Notes due 2026, and on August 10, 2018, OMFC issued $700 million aggregate principal amount of additional 7.125% Senior Notes due 2026 (collectively, the “7.125% Notes”), in each case under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a sixth supplemental indenture, dated as of May 11, 2018, among OMFC, OMH as guarantor and Wilmington Trust, National Association, as trustee. As of September 30, 2025, the remaining principal amount due at maturity was $424 million.
The 7.125% Notes mature on March 15, 2026, and bear interest at a rate of 7.125% per annum, payable semiannually in arrears on March 15 and September 15 of each year. The 7.125% Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The 7.125% Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part at a “make-whole” redemption price specified in the indenture governing the 7.125% Notes. The 7.125% Notes do not have the benefit of any sinking fund.

The covenants and events of default in the indenture governing the 7.125% Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
6.625% Notes due 2028
On May 9, 2019, OMFC issued $800 million aggregate principal amount of 6.625% Senior Notes due 2028 (the “May 2019 Notes”) under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by an eighth supplemental indenture, dated as of May 9, 2019, among OMFC, OMH and Wilmington Trust, National Association, as trustee, and OMH as guarantor. As of September 30, 2025, the remaining principal amount due at maturity was $750 million.
The May 2019 Notes mature on January 15, 2028, and bear interest at a rate of 6.625% per annum, payable semiannually in arrears on January 15 and July 15 of each year. The May 2019 Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The May 2019 Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part (1) prior to July 15, 2027 (six months prior to the maturity date of the notes), at a “make-whole” redemption price specified in the indenture governing the May 2019 Notes and (2) on and after July 15, 2027 (six months prior to the maturity date of the notes), at a redemption price equal to 100% of the principal amount of the notes being redeemed, in each case plus accrued and unpaid interest on the principal amount of the May 2019 Notes to, but not including, the redemption date. The May 2019 Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the May 2019 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
5.375% Notes due 2029
On November 7, 2019, OMFC issued $750 million aggregate principal amount of 5.375% Senior Notes due 2029 (the “November 2019 Notes”) under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a ninth supplemental indenture, dated as of November 7, 2019, among OMFC, OMH and Wilmington Trust, National Association, as trustee, and OMH as guarantor. As of September 30, 2025, the remaining principal amount due at maturity was $740 million.
The November 2019 Notes mature on November 15, 2029, and bear interest at a rate of 5.375% per annum, payable semiannually in arrears on May 15 and November 15 of each year. The November 2019 Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The November 2019 Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part (1) prior to May 15, 2029 (six months prior to the maturity date of the notes), at a “make-whole” redemption price specified in the indenture governing the November 2019 Notes and (2) on and after May 15, 2029 (six months prior to the maturity date of the notes), at a redemption price equal to 100% of the principal amount of the notes being redeemed, in each case plus accrued and unpaid interest on the principal amount of the November 2019 Notes to, but not including, the redemption date. The November 2019 Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the November 2019 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
4.000% Notes due 2030
On December 17, 2020, OMFC issued a total of $850 million aggregate principal amount of 4.000% Senior Notes due 2030 (the “December 2020 Notes”) under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by an eleventh supplemental indenture, dated as of December 10, 2020 (the “eleventh supplemental indenture”), among OMFC, OMH and Wilmington Trust, National Association, as trustee, and OMH as guarantor. As of September 30, 2025, the remaining principal amount due at maturity was $842 million.
The December 2020 Notes will mature on September 15, 2030, and bear interest at a rate of 4.000% per annum, payable semiannually in arrears on March 15 and September 15 of each year. The December 2020 Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.

The December 2020 Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part (1) prior to September 15, 2025, at a “make-whole” redemption price specified in the indenture governing the December 2020 Notes and (2) on and after September 15, 2025, at the applicable redemption prices set forth in the eleventh supplemental indenture, in each case plus accrued and unpaid interest on the principal amount of the December 2020 Notes to, but not including, the redemption date. The December 2020 Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the December 2020 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
Social Bond Offering–3.500% Notes due 2027
On June 22, 2021, OMFC issued its inaugural social bond for a total of $750 million aggregate principal amount of 3.500% Senior Notes due 2027 (the “2021 Social Bond”) under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a twelfth supplemental indenture, dated as of June 22, 2021 (the “twelfth supplemental indenture”), among OMFC, OMH and Wilmington Trust, National Association, as trustee, and OMH as guarantor. We allocated an amount equivalent to the net proceeds of the 2021 Social Bond offering to finance or refinance, in part or in full, a portfolio of new or existing loans that met the eligibility criteria of our June 2021 Social Bond Framework. At least 75% of the loans funded by the 2021 Social Bond were allocated to women and/or minority borrowers as outlined in our June 2021 Social Bond Framework, which is available on our Investor Relations website. As of September 30, 2025, the remaining principal amount due at maturity was $750 million.
The 2021 Social Bond will mature on January 15, 2027, and bear interest at a rate of 3.500% per annum, payable semiannually in arrears on January 15 and July 15 of each year. The 2021 Social Bond is unsecured and ranks equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The 2021 Social Bond may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part (1) prior to January 15, 2024, at a “make-whole” redemption price specified in the indenture governing the 2021 Social Bond and (2) on and after January 15, 2024, at the applicable redemption prices set forth in the twelfth supplemental indenture, in each case plus accrued and unpaid interest on the principal amount of the 2021 Social Bond to, but not including, the redemption date. The 2021 Social Bond does not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the 2021 Social Bond are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
3.875% Notes due 2028
On August 11, 2021, OMFC issued $600 million aggregate principal amount of 3.875% Senior Notes due 2028 (the “August 2021 Notes”) under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a thirteenth supplemental indenture, dated as of August 11, 2021 (the “thirteenth supplemental indenture”), among OMFC, OMH as guarantor and Wilmington Trust, National Association, as trustee. As of September 30, 2025, the remaining principal amount due at maturity was $600 million.
The August 2021 Notes mature on September 15, 2028, and bear interest at a rate of 3.875% per annum, payable semiannually in arrears on March 15 and September 15 of each year. The August 2021 Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The August 2021 Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part (1) prior to September 15, 2024, at a “make-whole” redemption price specified in the indenture governing the August 2021 Notes and (2) on and after September 15, 2024, at the applicable redemption prices set forth in the thirteenth supplemental indenture, in each case plus accrued and unpaid interest on the principal amount of the August 2021 Notes to, but not including, the redemption date. The August 2021 Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the August 2021 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”

7.875% Notes due 2030
On December 13, 2023, OMFC issued $700 million aggregate principal amount of 7.875% Senior Notes due 2030 (the “December 2023 Notes”) under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a sixteenth supplemental indenture, dated as of December 13, 2023 (the “sixteenth supplemental indenture”), among OMFC, OMH, as guarantor, and HSBC Bank USA, National Association as series trustee. As of September 30, 2025, the remaining principal amount due at maturity was $700 million.
The December 2023 Notes mature on March 15, 2030, and bear interest at a rate of 7.875% per annum, payable semiannually in arrears on March 15 and September 15 of each year. The December 2023 Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The December 2023 Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part (1) prior to December 15, 2026, at a “make-whole” redemption price specified in the indenture governing the December 2023 Notes and (2) on or after December 15, 2026, at the applicable redemption prices set forth in the sixteenth supplemental indenture, in each case plus accrued and unpaid interest on the principal amount of the December 2023 Notes to, but not including, the redemption date. The December 2023 Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the December 2023 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
7.500% Senior Notes due 2031
On May 22, 2024, OMFC issued $750 million aggregate principal amount of 7.500% Senior Notes due 2031 (the “May 2024 Notes”) under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a seventeenth supplemental indenture, dated as of May 22, 2024 (the “seventeenth supplemental indenture”), among OMFC, OMH, as guarantor, and HSBC Bank USA, National Association as series trustee. As of September 30, 2025, the remaining principal amount due at maturity was $750 million.
The May 2024 Notes mature on May 15, 2031, and bear interest at a rate of 7.500% per annum, payable semiannually in arrears on May 15 and November 15 of each year. The May 2024 Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The May 2024 Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part (1) prior to May 15, 2027, at a “make-whole” redemption price specified in the indenture governing the May 2024 Notes and (2) on or after May 15, 2027, at the applicable redemption prices set forth in the seventeenth supplemental indenture, in each case plus accrued and unpaid interest on the principal amount of the May 2024 Notes to, but not including, the redemption date. The May 2024 Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the May 2024 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
Social Bond Offering–7.125% Senior Notes due 2031
On August 19, 2024, OMFC issued a social bond for a total of $750 million aggregate principal amount of 7.125% Senior Notes due 2031 (the “2024 Social Bond”) under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by an eighteenth supplemental indenture, dated as of August 19, 2024 (the “eighteenth supplemental indenture”), among OMFC, OMH, as guarantor, and HSBC Bank USA, National Association, as series trustee. OMFC intends to allocate an amount equivalent to the net proceeds of the 2024 Social Bond offering to finance or refinance, in part or in full, a portfolio of new or existing loans that meet the eligibility criteria of our August 2024 Social Bond Framework. As of September 30, 2025, the remaining principal amount due at maturity was $750 million.
The 2024 Social Bond will mature on November 15, 2031, and bear interest at a rate of 7.125% per annum, payable semiannually in arrears on May 15 and November 15 of each year. The 2024 Social Bond is unsecured and ranks equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The 2024 Social Bond may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part (1) prior to August 15, 2027, at a “make-whole” redemption price specified in the indenture governing the

2024 Social Bond and (2) on and after August 15, 2027, at the applicable redemption prices set forth in the eighteenth supplemental indenture, in each case plus accrued and unpaid interest on the principal amount of the 2024 Social Bond to, but not including, the redemption date. The 2024 Social Bond does not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the 2024 Social Bond are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
6.625% Senior Notes due 2029
On November 4, 2024, OMFC issued $900 million aggregate principal amount of 6.625% Senior Notes due 2029 (the “November 2024 Notes”) under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a nineteenth supplemental indenture, dated as of November 4, 2024 , among OMFC, OMH, as guarantor, and HSBC Bank USA, National Association as series trustee. As of September 30, 2025, the remaining principal amount due at maturity was $900 million.
The November 2024 Notes mature on May 15, 2029, and bear interest at a rate of 6.625% per annum, payable semiannually in arrears on May 15 and November 15 of each year. The November 2024 Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The November 2024 Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part (1) prior to November 15, 2028, at a “make-whole” redemption price specified in the indenture governing the November 2024 Notes and (2) on or after November 15, 2028, at a redemption price equal to 100% of the principal amount of the notes being redeemed, in each case plus accrued and unpaid interest on the principal amount of the November 2024 Notes to, but not including, the redemption date. The November 2024 Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the November 2024 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
6.750% Senior Notes due 2032
On March 13, 2025, OMFC issued $600 million aggregate principal amount of 6.750% Senior Notes due 2032 (the “March 2025 Notes”) under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a twentieth supplemental indenture, dated as of March 13, 2025 (the “twentieth supplemental indenture”), among OMFC, OMH, as guarantor, and HSBC Bank USA, National Association as series trustee. As of September 30, 2025, the remaining principal amount due at maturity was $600 million.
The March 2025 Notes mature on March 15, 2032, and bear interest at a rate of 6.750% per annum, payable semiannually in arrears on March 15 and September 15 of each year. The March 2025 Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The March 2025 Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part (1) prior to March 15, 2028, at a “make-whole” redemption price specified in the twentieth supplemental indenture and (2) on or after March 15, 2028, at the applicable redemption prices set forth in the twentieth supplemental indenture, in each case plus accrued and unpaid interest on the principal amount of the March 2025 Notes to, but not including, the redemption date. The March 2025 Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the March 2025 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
7.125% Senior Notes due 2032
On June 11, 2025, OMFC issued $800 million aggregate principal amount of 7.125% Senior Notes due 2032 (the “June 2025 Notes”) under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a twenty-first supplemental indenture, dated as of June 11, 2025 (the “twenty-first supplemental indenture”), among OMFC, OMH, as guarantor, and HSBC Bank USA, National Association as series trustee. As of September 30, 2025, the remaining principal amount due at maturity was $800 million.
The June 2025 Notes mature on September 15, 2032, and bear interest at a rate of 7.125% per annum, payable semiannually in arrears on March 15 and September 15 of each year. The June 2025 Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.

The June 2025 Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part (1) prior to June 15, 2028, at a “make-whole” redemption price specified in the twenty-first supplemental indenture and (2) on or after June 15, 2028, at the applicable redemption prices set forth in the twenty-first supplemental indenture, in each case plus accrued and unpaid interest on the principal amount of the June 2025 Notes to, but not including, the redemption date. The June 2025 Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the June 2025 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
6.125% Senior Notes due 2030
On August 12, 2025, OMFC issued $750 million aggregate principal amount of 6.125% Senior Notes due 2030 (the “August 2025 Notes”) under an indenture, dated as of December 3, 2014, as supplemented by a twenty-second supplemental indenture, dated as of August 12, 2025, among OMFC, OMH, as guarantor, and Wilmington Trust, National Association, as trustee. As of September 30, 2025, the remaining principal amount due at maturity was $750 million.
The August 2025 Notes mature on May 15, 2030, and bear interest at a rate of 6.125% per annum, payable semiannually in arrears on May 15 and November 15 of each year. The August 2025 Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The August 2025 Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part (1) prior to November 15, 2029, at a “make-whole” redemption price specified in the indenture governing the August 2025 Notes and (2) on or after November 15, 2029, at a redemption price equal to 100% of the principal amount of the notes being redeemed, in each case plus accrued and unpaid interest on the principal amount of the August 2025 Notes to, but not including, the redemption date. The August 2025 Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the August 2025 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
6.500% Senior Notes due 2033
On September 17, 2025, OMFC issued $800 million aggregate principal amount of 6.500% Senior Notes due 2033 (the “September 2025 Notes”) under an indenture, dated as of December 3, 2014, as supplemented by a twenty-third supplemental indenture, dated as of September 17, 2025, among OMFC, OMH, as guarantor, and Wilmington Trust, National Association, as trustee. As of September 30, 2025, the remaining principal amount due at maturity was $800 million.
The September 2025 Notes mature on March 15, 2033, and bear interest at a rate of 6.500% per annum, payable semiannually in arrears on March 15 and September 15 of each year. The September 2025 Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The September 2025 Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part (1) prior to September 15, 2028, at a “make-whole” redemption price specified in the twenty-third supplemental indenture and (2) on or after September 15, 2028, at the applicable redemption prices set forth in the twenty-third supplemental indenture, in each case plus accrued and unpaid interest on the principal amount of the September 2025 Notes to, but not including, the redemption date. The September 2025 Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the September 2025 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
Private Secured Term Funding
On April 25, 2022, OMFC entered into a $350 million private secured term funding collateralized by our personal loans. At September 30, 2025, the maximum borrowing capacity of $350 million was outstanding under the private secured term funding facility. Principal payments on any outstanding balances are not required until after October 2027 followed by a subsequent amortization period, which upon expiration the outstanding principal amount is due and payable.

Junior Subordinated Indenture
As of September 30, 2025, OMFC had $350 million aggregate principal amount of a 60-year junior subordinated debenture (the “debenture”) outstanding under an indenture dated January 22, 2007 (the “Junior Subordinated Indenture”), by and between OMFC and Deutsche Bank Trust Company, as trustee. The debenture beared interest at a variable floating rate in relation to the 3-month LIBOR rate. ICE Benchmark Administration and the Financial Conduct Authority announced that the publication of the most commonly used USD LIBOR settings has ceased to be provided after June 30, 2023. Effective in July 2023, the debenture transitioned from a LIBOR-based interest rate to a SOFR-based interest rate in accordance with the statutory framework provided by the Adjustable Interest Rate (LIBOR) Act, enacted in March 2022, and the rules adopted in December 2022 by the Board of Governors of the Federal Reserve System. The replacement rate is 3-month CME Term SOFR plus a spread adjustment of 0.26% plus 1.75%, or 6.33% as of September 30, 2025. OMFC can redeem the debentures at par beginning in January 2017. On December 30, 2013, OMH entered into a guaranty agreement whereby it agreed to fully and unconditionally guarantee, on a junior subordinated basis, the payment of principal of, premium (if any), and interest on the debenture.
The Junior Subordinated Indenture restricts OMFC’s ability to sell or convey all or substantially all of its assets, unless the transferee assumes OMFC’s obligations and covenants under the Junior Subordinated Indenture. The Junior Subordinated Indenture provides for customary events of default, including: payment defaults; bankruptcy and insolvency; and upon admission by OMFC in writing of its inability to pay its debts generally as they become due or that it has taken corporate action with regard to the commencement of voluntary bankruptcy or insolvency proceedings. In the case of an event of default arising from certain events of bankruptcy or insolvency, the outstanding debenture will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debenture may declare the debenture to be due and payable immediately.
Pursuant to the terms of the debenture, OMFC, upon the occurrence of a mandatory trigger event, is required to defer interest payments to the holders of the debenture (and not make dividend payments to OMH) unless OMFC obtains non-debt capital funding in an amount equal to all accrued and unpaid interest on the debenture otherwise payable on the next interest payment date and pays such amount to the holders of the debenture. A mandatory trigger event occurs if OMFC’s (i) tangible equity to tangible managed assets is less than 5.5% or (ii) average fixed charge ratio is not more than 1.10x for the trailing four quarters (where the fixed charge ratio equals earnings excluding income taxes, interest expense, extraordinary items, goodwill impairment, and any amounts related to discontinued operations, divided by the sum of interest expense and any preferred dividends).
Based upon OMFC’s financial results for the quarter ended September 30, 2025, a mandatory trigger event did not occur with respect to the October of 2025 interest payment, as OMFC was in compliance with both required ratios discussed above.

DESCRIPTION OF THE NOTES
General
We will issue the notes under the indenture (the “base indenture”) referred to in the accompanying prospectus, among OMFC, OMH and Wilmington Trust, National Association, as trustee (the “Trustee”), and a supplemental indenture thereto establishing the terms of the notes (the “supplemental indenture”). The following description of particular terms of the notes supplements the more general description of the debt securities contained in the accompanying prospectus. If there are any inconsistencies between the information in this section and the information in the accompanying prospectus, the information in this section controls. You should read this section together with the section entitled “Description of Debt Securities” in the accompanying prospectus.
Together with the “Description of Debt Securities” in the accompanying prospectus, the following description provides a summary of the material provisions of the notes and the indenture, as supplemented by the supplemental indenture, and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, as supplemented by the supplemental indenture, including the definitions of certain terms used therein. You may request a copy of the base indenture and the supplemental indenture from us as set forth in “Where You Can Find More Information.” We urge you to read the base indenture, as supplemented by the supplemental indenture (including the form of note contained therein), because it, and not this description, defines your rights as a holder of the notes.
You can find the definitions of some of the terms used in this “Description of the Notes” section below under the caption “—Certain Definitions.” For purposes of this “Description of the Notes” section, references to “the Company,” “OMFC,” “we,” “us,” and “our” include only OneMain Finance Corporation, and not its Subsidiaries, and references to “OMH” include only OneMain Holdings, Inc., and not its subsidiaries, and references to the “indenture” refer to the base indenture together with the supplemental indenture. Certain defined terms used in this “Description of the Notes” section but not defined herein have the meanings assigned to them in the indenture.
We have summarized selected terms and provisions of the indenture. We urge you to read the indenture because it, and not this description, defines your rights. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The following summary of the material provisions of the indenture and the notes is not complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture. If you would like more information on any of these provisions, you should read the relevant sections of the indenture.
The notes will be issued only in fully registered book-entry form without coupons only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 above that amount. The notes will be issued in the form of global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York, as described under “Book-Entry Settlement and Clearance.”
Principal Amount; Maturity and Interest
The Company will issue the notes in an initial aggregate principal amount of $500 million. Additional notes (“Additional Notes”) may be issued from time to time. The notes and any Additional Notes subsequently issued will be treated as a single class for all purposes under the indenture, including, without limitation, for purposes of voting (including for waivers or amendments) and redemptions. The notes and any Additional Notes will be substantially identical other than with respect to the date of issuance, issue price and first interest payment date. Unless the context otherwise requires, for all purposes of the indenture and this “Description of the Notes,” references to notes include any Additional Notes actually issued. If any Additional Notes are not fungible with the notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number or numbers and may be represented by a different global note or global notes. The notes will mature on     , 2033.
The notes will be denominated in U.S. dollars and all payments of principal, premium (if any) and interest thereon will be paid in U.S. dollars.
The notes will bear interest at a rate of   % per year and interest with respect to the notes will be payable semiannually, in cash in arrears, on       and       of each year, beginning on      , 2026, to the persons in whose names the notes are registered at the close of business on the     and       immediately preceding such interest payment date. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on the notes will accrue from and including the date the notes are issued (the “issue date”) or from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for but excluding the relevant interest payment date.
If an interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next succeeding business day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay.
Methods of Receiving Payments on the Notes
If a holder has given wire transfer instructions to the Company, the Company will make all principal, premium, if any, and interest payments on such holder’s notes in accordance with those instructions. All other payments on these notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.
Paying Agent and Registrar for the Notes
The Trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders.
Transfer and Exchange
A holder may transfer or exchange notes in accordance with the indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the indenture.
The registered holder of a note will be treated as the owner of it for all purposes.
Parent Guaranty
OMH will fully and unconditionally guarantee the payment of principal of, premium (if any), and interest on the notes on a senior unsecured basis (the “Parent Guaranty”).
The Parent Guaranty will be a continuing guaranty with respect to the notes and shall:
•	remain in full force and effect until payment in full of all the guaranteed obligations;
•	subject to the next succeeding paragraph, be binding upon OMH and its successors; and
•	inure to the benefit of and be enforceable by the Trustee, the holders of the notes and their successors, transferees and assigns.
The Parent Guaranty will be automatically released upon any of:
•	the Company ceasing to be a wholly owned subsidiary of OMH;
•
the Company’s transfer of all or substantially all of its assets to, or merger with, an entity that is not a wholly owned subsidiary of OMH in accordance with Article V of the Indenture and such transferee entity assumes the Company’s obligations under the Indenture; or

•	the Company exercising its Legal Defeasance option or Covenant Defeasance options described below.
Ranking
The notes will be the Company’s senior unsecured obligations. The notes will rank equally in right of payment with all of the Company’s other existing and future unsubordinated indebtedness from time to time outstanding, will be effectively subordinated to all of the Company’s secured obligations to the extent of the value of the assets securing such obligations, will be structurally subordinated to all existing and future liabilities of the Company’s Subsidiaries (including OneMain), and will rank senior in right of payment to all existing and future subordinated indebtedness of the Company. As of September 30, 2025, after giving effect to (i) this offering and the intended use of proceeds therefrom as described under “Use of Proceeds” and (ii) the OMFC Net Debt Increase, the Company and its Subsidiaries would have had approximately $22.9 billion aggregate principal amount of total indebtedness outstanding, and the notes being offered hereby (a) would have ranked equally with approximately $10.2 billion aggregate principal amount of the Company’s unsubordinated indebtedness, (b) would have been structurally subordinated to approximately $11.9 billion aggregate principal amount of indebtedness (including securitizations, private secured term funding and borrowings under revolving conduit facilities and credit card revolving VFN facilities) of the Company’s Subsidiaries (including OneMain) and (c) would have ranked senior in right of payment to $350 million aggregate principal amount of the Company’s subordinated indebtedness. As of September 30, 2025, the Company also had $1.1 billion of undrawn availability under the Company’s unsecured corporate revolver, all of which, if borrowed, would rank equally in right of payment with the notes.
The Parent Guaranty will be OMH’s senior unsecured obligation. The guarantee of the notes will rank equally in right of payment with all of OMH’s other existing and future unsubordinated indebtedness from time to time outstanding, will be effectively subordinated to all of OMH’s secured obligations to the extent of the value of the assets securing such obligations, will be structurally subordinated to all existing and future liabilities of OMH’s subsidiaries (other than the Company), and will rank senior in right of payment to all existing and future subordinated indebtedness of OMH. As of September 30, 2025, OMH had no secured indebtedness outstanding. As of September 30, 2025, after giving effect to (i) this offering and the intended use of proceeds therefrom as described under “Use of Proceeds” and (ii) the OMFC Net Debt Increase, OMH and its subsidiaries would have had approximately $22.9 billion aggregate principal amount of total indebtedness outstanding, and the Parent Guaranty of the notes being offered hereby (a) would have ranked equally with approximately $10.2 billion aggregate principal amount of OMH’s unsubordinated indebtedness, (b) would have been structurally subordinated to approximately $11.9 billion of securitizations, private secured term funding and borrowings under the revolving conduit facilities and credit card revolving VFN facilities, (but excluding payables and other obligations owed to OMH) of OMH’s subsidiaries (other than the Company) and (c) would have ranked senior in right of payment to $350 million aggregate principal amount of OMH’s subordinated indebtedness. As of September 30, 2025, the Company also had $1.1 billion of undrawn availability under the Company’s unsecured corporate revolver, all of which, if borrowed, would rank equally in right of payment with the Parent Guaranty.
Optional Redemption
Except as set forth in the next two succeeding paragraphs, the notes are not subject to redemption prior to the Stated Maturity, and there is no sinking fund for the notes.
On and after     , 2028, the Company may redeem, at its option, all or, from time to time, part of the notes, upon not less than 10 nor more than 60 days’ prior notice (with a copy to the Trustee), at the applicable redemption price set forth below (expressed as a percentage of the principal amount of notes to be redeemed), plus accrued and unpaid interest on the notes, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period beginning on      of each of the years indicated below:

Year	Percentage
2028	%
2029	%
2030 and thereafter	100.000%

Prior to     , 2028, the Company may redeem, at its option, all or, from time to time, part of the notes, upon not less than 10 nor more than 60 days’ prior notice (with a copy to the Trustee), at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest on the notes, if any, to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
In addition, prior to     , 2028, the Company will be entitled at its option on one or more occasions to redeem the notes in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the notes (including any Additional Notes) originally issued prior to the applicable redemption date at a redemption price (expressed as a percentage of the principal amount of the notes to be redeemed) of    %, plus accrued and unpaid interest on the notes, if any, to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Qualified Equity Offerings; provided, however, that:
(1)
at least 60% of the aggregate principal amount of notes (including any Additional Notes) originally issued prior to the applicable redemption date remains outstanding immediately after the occurrence of each such redemption (other than notes held, directly or indirectly, by the Company, OMH or any of their respective Subsidiaries); and

(2)	each such redemption occurs within 180 days after the date of the closing of the related Qualified Equity Offering.
Any redemption notice may, at the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent, including completion of an equity offering or other corporate transaction. In addition, if such redemption is subject to satisfaction or waiver of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed.
SEC Reports and Reports to Holders
The Company, pursuant to Section 314(a) of the TIA, will be required to file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which would be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The Company, pursuant to Section 314(a) of the TIA, will also be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in the indenture as may be required from time to time by such rules and regulations. In addition, the Company, pursuant to Section 314(a) of the TIA, will be required to transmit to the holders of the notes within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the TIA, such summaries of any information, documents and reports required to be filed by the Company pursuant to the two immediately preceding sentences as may be required by rules and regulations prescribed from time to time by the SEC.
The Company has also agreed to notify the Trustee in writing when and as the notes become admitted to trading on any national securities exchange.
Limitations on Liens
(a)
The Company shall not at any time, directly or indirectly, create or assume, and shall not cause or permit any Subsidiary to create or assume, any Mortgage of or upon any of its or their properties or assets, real or personal, whether owned at the issue date or thereafter acquired, or of or upon any income or profit therefrom, without making effective provision, and the Company covenants that in any such case it will make or cause to be made effective provision, whereby the notes shall be secured by such Mortgage equally and ratably with or prior to any and all other obligations and indebtedness to be secured thereby, so long as any such other obligations and indebtedness shall be so secured.

(b)
Nothing in this covenant shall be construed to prevent the Company or any Subsidiary from creating or assuming, and the Company or any Subsidiary is hereby expressly permitted to create or assume, without securing the notes as hereinabove provided, any Mortgage of the following character:

(i)	any Mortgage on any properties or assets of the Company or any Subsidiary existing on the issue date;
(ii)
any Mortgage on any properties or assets of the Company or any Subsidiary, in addition to those otherwise permitted by this subsection (b) of this covenant, securing Indebtedness of the Company or any Subsidiary and refundings or extensions of any such Mortgage and the Indebtedness secured thereby for amounts not exceeding the principal amount of the Indebtedness so refunded or extended at the time of the refunding or extension thereof and covering only the same property theretofore securing the same; provided that at the time such Indebtedness was initially incurred, the aggregate amount of secured Indebtedness permitted by this paragraph (ii), after giving effect to such incurrence, does not exceed 10% of Consolidated Net Tangible Assets;

(iii)	any Mortgage on any property or assets of any Subsidiary to secure Indebtedness owing by it to the Company or to a Wholly owned Subsidiary;
(iv)
any Mortgage on any property or assets of any Subsidiary to secure, in the ordinary course of business, its Indebtedness, if as a matter of practice, prior to the time it became a Subsidiary, it had borrowed on the basis of secured loans or had customarily deposited collateral to secure any or all of its obligations;

(v)
any purchase money Mortgage on property, real or personal, acquired or constructed by the Company or any Subsidiary after the issue date, to secure the purchase price of such property (or to secure Indebtedness incurred for the purpose of financing the acquisition or construction of any such property to be subject to such Mortgage), or Mortgages existing on any such property at the time of acquisition, whether or not assumed, or any Mortgage existing on any property of any corporation at the time it becomes a Subsidiary, or any Mortgage with respect to any property hereafter acquired; provided, however, that the aggregate principal amount of the Indebtedness secured by all such Mortgages on a particular parcel of property shall not exceed 75% of the cost of such property, including the improvements thereon, to the Company or any such Subsidiary, and provided, further, that any such Mortgage does not spread to other property owned prior to such acquisition or construction or to property thereafter acquired or constructed other than additions to such property;

(vi)
refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) of any Mortgage permitted by this subsection (b) of this covenant (other than pursuant to paragraph (ii) hereof) for amounts not exceeding (A) the principal amount of the Indebtedness so refinanced, refunded, extended, renewed or replaced at the time of the refunding or extension thereof and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, and covering only the same property theretofore securing the same;

(vii)
deposits, liens or pledges to enable the Company or any Subsidiary to exercise any privilege or license, or to secure payments of workmen’s compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which the Company or any Subsidiary is a party, or to secure public or statutory obligations of the Company or any Subsidiary, or to secure surety, stay or appeal bonds to which the Company or any Subsidiary is a party; or other similar deposits, liens or pledges made in the ordinary course of business;

(viii)
mechanics’, workmen’s, repairmen’s, materialmen’s, or carriers’ liens; or other similar liens arising in the ordinary course of business; or deposits or pledges to obtain the release of any such liens;

(ix)
liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or such Subsidiary is a party;

(x)
liens for taxes not yet subject to penalties for non-payment or contested, or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company or of the Subsidiary owning the same;

(xi)
other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property and assets or materially impair the use thereof in the operation of its business; and

(xii)
any Mortgage created by the Company or any Subsidiary in connection with a transaction intended by the Company or such Subsidiary to be one or more sales of properties or assets of the Company or such Subsidiary; provided that such Mortgage shall only apply to the properties or assets involved in such sale or sales, the income from such properties or assets and/or the proceeds of such properties or assets.

(c)
If at any time the Company or any Subsidiary shall create or assume any Mortgage not permitted by subsection (b) of this covenant, to which the covenant in subsection (a) of this covenant is applicable, the Company shall promptly deliver to the Trustee (i) an officer’s certificate stating that the covenant of the Company contained in subsection (a) of this covenant has been complied with and (ii) an Opinion of Counsel to the effect that such covenant has been complied with, and that any instruments executed by the Company in the performance of such covenant comply with the requirements of such covenant.

(d)
In the event that the Company shall hereafter secure the notes equally and ratably with (or prior to) any other obligation or indebtedness pursuant to the provisions of this covenant, the Trustee will be authorized under the indenture to enter into an indenture or agreement supplemental to the indenture and to take such action, if any, as the Company may deem advisable to enable the Trustee to enforce effectively the rights of the holders of the notes so secured equally and ratably with (or prior to) such other obligation or indebtedness.

Events of Default, Notice and Waiver
If an Event of Default with respect to the notes occurs and is continuing, the Trustee or the holders of at least 30% in aggregate principal amount of the outstanding notes may declare, by notice as provided in the indenture, the principal amount of all the notes due and payable immediately. However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration will occur automatically. If all Events of Default with respect to the notes have been cured or waived, and all amounts due otherwise than because of the acceleration have been paid or deposited with the Trustee, the holders of a majority in aggregate principal amount of the outstanding notes may rescind the acceleration and its consequences.
The holders of a majority in aggregate principal amount of the notes may waive any past Default with respect to such notes, and any Event of Default arising from a past default, except in the case of (i) a Default in the payment of the principal of, or any premium or interest on, any note; or (ii) a Default in respect of a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding note.
“Event of Default” means the occurrence and continuance of any of the following events with respect to the notes:
(1)	default in the payment of any interest payable in respect of any note, when such interest becomes due and payable, and continuance of such default for a period of 30 days;
(2)	default in the payment of the principal of and any premium on any note when it becomes due and payable at its Maturity;
(3)	default in the performance, or breach, of any covenant or warranty of the Company in the indenture or the notes, and continuance of such default or breach for a period of 90 days;
(4)
an event of default, as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for money borrowed of the Company, whether such Indebtedness now exists or shall hereafter be created, shall happen and shall result in a principal amount in excess of $200 million of Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days; and

(5)	certain events in bankruptcy, insolvency or reorganization of the Company.
A Default under clause (3) or (4) is not an Event of Default until the Trustee or the holders of at least 30% in aggregate principal amount of the outstanding notes notify the Company in writing of the Default, and the Company does not cure the Default within the time specified in such clause after receipt of such notice.
When a Default under clause (3) or (4) is cured or remedied within the specified period, it ceases to exist.
If an Event of Default (other than an Event of Default with respect to the Company specified in clause (5) above) occurs and is continuing, the Trustee, by written notice to the Company, or the holders of at least 30% in aggregate principal amount of the outstanding notes, by written notice to the Company and the Trustee, may declare all unpaid principal of and accrued interest on the notes then outstanding to be due and payable (the “Default Amount”). Upon a declaration of acceleration, such amount shall be due and payable immediately.

If an Event of Default with respect to the Company specified in clause (5) above occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.
Under certain circumstances, the holders of a majority in aggregate principal amount of the notes then outstanding may rescind an acceleration with respect to such notes and its consequences.
Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders (each, a “Directing Holder”) must be accompanied by a written representation from each such holder delivered to the Company and the Trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default, shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.
If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an officer’s certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter (a “Final Decision”). Once such officer’s certificate has been provided to the Trustee, the Trustee shall take no further action pursuant to the related Noteholder Direction until it has actual knowledge of a Final Decision. If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, the Company provides to the Trustee an officer’s certificate stating that a Directing Holder failed to satisfy its Verification Covenant (a “Verification Covenant Officer’s Certificate”), the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant, and the Trustee shall take no further action pursuant to the related Noteholder Direction until the Company provides a subsequent officer’s certificate to the Trustee that such Verification Covenant has been satisfied (a “Covenant Satisfaction Officer’s Certificate”). The Company shall promptly deliver a Covenant Satisfaction Officer’s Certificate following the satisfaction by the applicable Directing Holder of its Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.
Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs.
For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with the indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any officer’s certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action, staying any remedy or otherwise failing to act in accordance with a Noteholder

Direction during the pendency of any litigation or following receipt of a Verification Covenant Officer’s Certificate but prior to receipt of a Covenant Satisfaction Officer’s Certificate. The Trustee shall have no liability to the Company, any holder or any other Person in acting in good faith on a Noteholder Direction.
In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense; except to enforce the right to receive payment of principal, premium (if any) or interest (if any) when due, no holder may pursue any remedy with respect to the indenture or the notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 30% in principal amount of the outstanding notes requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.
The indenture will provide that, if a Default occurs and is continuing and is known to the Trustee, the Trustee must deliver to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a Responsible Officer or Officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 10 days after the occurrence thereof, written notice of any event which would constitute a Default.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder, member or limited partner of the Company or its parent companies shall have any liability for any obligations of the Company under the notes or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.
Merger and Consolidation
The Company may consolidate with, merge with or into, or sell or convey all or substantially all of its assets to any other corporation or entity if:
(a)
(i) in the case of a merger, the Company is the surviving entity in such merger, or (ii) in the case of a merger in which the Company is not the surviving entity or in the case of a consolidation or a sale or conveyance of assets, the entity into which the Company is merged or the entity which is formed by such consolidation or which acquires by sale or conveyance all or substantially all of the assets of the Company shall be a corporation, association, company or business trust organized and existing under the laws of the United States of America or a State thereof and such successor entity shall expressly assume the due and punctual payment of the principal of and any premium and interest on all the notes, according to their tenor, and the due and punctual performance and observance of all of the covenants of the indenture and the notes to be performed or observed by the Company by a supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such entity;

(b)
the Company or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance or observance of any such covenant and shall not immediately thereafter have outstanding (or otherwise be liable for) any indebtedness secured by a Mortgage not expressly permitted by the provisions of the indenture or shall have secured the notes hereunder equally and ratably with (or prior to) any Indebtedness secured by any Mortgage not so permitted; and

(c)	the Company shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture and an opinion of counsel stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the successor entity.
Modification and Waiver
The indenture may be modified or amended in respect of the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes. However, unless each holder to be affected by the proposed change consents, no modification or amendment may:
(a)	change the Stated Maturity of the principal of, or any installment of principal of, or interest on, any note;
(b)	reduce the principal amount of, or the rate or amount of interest on, or any premium payable with respect to, any note;
(c)	change the places or currency of payment of the principal of, or any premium or interest on, any note;
(d)	impair the right to sue for the enforcement of any payment of principal of, or any premium or interest on, any note on or after the date the payment is due;
(e)	reduce the percentage in aggregate principal amount of outstanding notes necessary to:
(i)	modify or amend the indenture,
(ii)	waive any past default or compliance with certain restrictive provisions, or
(iii)	constitute a quorum or take action at a meeting; or
(f)
otherwise modify the provisions of the indenture concerning modification or amendment or concerning waiver of compliance with certain provisions of, or certain defaults and their consequences under, the indenture, except to:

(i)	increase the percentage of outstanding notes necessary to modify or amend the indenture or to give the waiver, or
(ii)	provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by the modification or waiver.
The holders of a majority in aggregate principal amount of the outstanding notes may waive our obligation to comply with certain restrictive provisions applicable to such notes.
The indenture may be modified or amended without the consent of any holder of outstanding notes for any of the following purposes:
(a)	to evidence that another entity is our successor and has assumed our obligations with respect to the notes;
(b)	to add to our covenants or to add guarantees of any Person for the benefit of the holders of the notes or to surrender any of our rights or powers under the indenture;
(c)	to add any Events of Default;
(d)
to change or eliminate any restrictions on the payment of the principal of, or any premium or interest on, any notes, to modify the provisions relating to global notes, or to permit the issuance of notes in uncertificated form, so long as in any such case the interests of the holders of notes are not adversely affected in any material respect;

(e)	to secure the notes;
(f)	to provide for the appointment of a successor trustee with respect to the notes;
(g)
to provide for the discharge of the indenture with respect to the notes by the deposit in trust of money and/or Government Obligations in accordance with the provisions described below under “—Satisfaction and Discharge”;

(h)	to make certain changes to the indenture to provide for the issuance of Additional Notes;
(i)	to cure any ambiguity, defect or inconsistency in the indenture or to make any other provisions with respect to matters or questions arising under the indenture, so long as the action does not adversely affect the interests of the holders of the notes in any material respect; or
(j)	to conform the text of the indenture or the notes to any provision of this “Description of the Notes.”
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (other than the Company’s obligations to register the transfer or exchange of notes; to replace stolen, lost or mutilated notes; to maintain paying agencies; and to hold money for payment in trust), when:
(a)	either
(i)
all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(ii)
all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, Government Obligations, or a combination of cash in U.S. dollars and Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)	the Company has paid or caused to be paid all sums payable by it under the indenture in respect of the notes; and
(c)
in the event of a deposit as provided in clause (a)(i) above, the Company has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an officer’s certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Defeasance of Certain Covenants
The Company at any time may terminate all its obligations under the notes and the indenture with respect to the notes except for certain obligations, including those respecting the Defeasance Trust (as defined below) and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. This is known as “Legal Defeasance.” The Company at any time may terminate its obligations under the covenants described under “—Limitations on Liens” above and the operation of clause (3) or (4) described under “—Events of Default, Notice and Waiver” above. This is known as “Covenant Defeasance.”
The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If the Company exercises its Legal Defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its Covenant Defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (3) or (4) described under “—Events of Default, Notice and Waiver” above.
In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “Defeasance Trust”) with the Trustee money, Government Obligations or a combination thereof, for the payment of principal and interest (if any) on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivering to the Trustee an opinion of counsel to the effect that beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and, in the case of Legal Defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or change in applicable U.S. federal income tax law; provided that, in the case of Legal Defeasance only, such opinion of counsel need not be delivered if the notes have become due and payable or will mature or be redeemed within one year (and, if the notes are to be redeemed within one year, certain notice requirements are satisfied).
The Trustee under the Indenture
We and certain of our affiliates maintain banking relations with Wilmington Trust, National Association and its affiliates.
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities.
Unless we are in default, the Trustee is required to perform only those duties specifically set out in the indenture. After an Event of Default, the Trustee is required to exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless the holder offers the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred in connection with the Trustee’s exercise of these rights or powers. The Trustee is not required to spend or risk its own funds or otherwise incur financial liability in performing its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The indenture contains other provisions limiting the responsibilities and liabilities of the Trustee.
Governing Law
The indenture and the notes will be governed by and will be construed in accordance with the laws of the State of New York.
Certain Definitions
“Applicable Premium” means, with respect to any note on any date of redemption, the greater of:
(a)	1.0% of the principal amount of the note; and
(b)	the excess, if any, as determined by the Company, of:
(1)
the present value at such redemption date of (x) the redemption price of the note at     , 2028 (such redemption price being set forth in the table appearing above under “—Optional Redemption”), plus (y) all required interest payments due on the note through     , 2028 (excluding accrued but unpaid interest to the date of redemption), discounted to the date of redemption on a semi-annual basis using a discount rate equal to the Treasury Rate as of such date of redemption plus      basis points; over

(2)	the principal amount of the note.
The Company shall calculate the Applicable Premium and the Trustee shall have no responsibility to verify such amount.
The term “Affiliate,” with respect to any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Capital Stock” means:
(a)	in the case of a corporation, corporate stock;
(b)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(d)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Consolidated Net Tangible Assets” means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet of the Company and its Subsidiaries, after deducting therefrom (i) all liability items except indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof and reserves for deferred income taxes and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the notes and/or the creditworthiness of the Company or OMH (the “Performance References”).
“Disqualified Capital Stock” means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed or repurchased, other than as a result of a change of control or asset sale, prior to the date that is 91 days after the final Stated Maturity of the notes, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, at any time prior to the date that is 91 days after the final Stated Maturity of the notes, or is convertible into or exchangeable for debt securities at any time prior to the date that is 91 days after the final Stated Maturity of the notes; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Company, OMH or their respective Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company, OMH or their respective Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Government Obligations,” with respect to any note, means (i) direct obligations of the United States where the timely payment or payments thereunder are supported by the full faith and credit of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.
“Indebtedness” means all obligations which in accordance with generally accepted accounting principles would be classified upon a balance sheet as liabilities, including, without limitation, by the enumeration thereof, obligations arising through direct or indirect guarantees (including agreements, contingent or otherwise, to purchase Indebtedness or to purchase property or services for the primary purpose of enabling the payment of Indebtedness or assuring the owner of Indebtedness against loss) or through agreements, contingent or otherwise, to supply or advance funds for the payment or purchase of Indebtedness of others; provided, however, that in determining Indebtedness of any Person, there shall not be included rental obligations under any lease of such Person, whether or not such rental obligations would, under generally accepted accounting principles, be required to be shown on the balance sheet of such Person as a liability item.
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Maturity,” when used with respect to any note, means the date on which the principal of such note becomes due and payable as provided in the notes and the indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise, and includes any redemption date.
“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.
“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or OMH immediately prior to such date of determination.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Qualified Equity Offering” means any private or public issuance or sale by the Company or OMH of its Capital Stock (other than Disqualified Capital Stock), or options, warrants or rights with respect to such Capital Stock, for cash. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include:
(1)	any issuance and sale registered on Form S-4 or Form S-8; or
(2)
any issuance and sale to any of the Company’s Subsidiaries or to OMH or any of its Subsidiaries or any employee stock ownership plan or trust established by the Company, OMH or any of their respective Subsidiaries for the benefit of their respective employees.

“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company, OMH or their respective Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the notes.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Stated Maturity,” when used with respect to any note or any installment of principal thereof or any premium or interest thereon, means the fixed date on which the principal of such note or such installment of principal or premium or interest is due and payable.
“Subsidiary” means any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the total voting power of shares of stock or other equity interests having general voting power under ordinary circumstances (without regard to the occurrence of any contingency) and entitled to vote in the election of directors, managers or trustees of such corporation.
“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical

Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to     , 2028; provided, however, that if the period from the redemption date to     , 2028 of such notes is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Wholly owned,” when used with reference to a Subsidiary, means a Subsidiary of which all of the outstanding capital stock (except directors’ qualifying shares) is owned by the Company and/or one or more wholly owned Subsidiaries.

BOOK-ENTRY SETTLEMENT AND CLEARANCE
Except as set forth below, notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee, as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “Individual Securities.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Individual Securities (as defined below).
Global Notes
OMFC expects that, pursuant to the Applicable Procedures (as defined below) established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). As used herein, “Applicable Procedures” means, with respect to any transfer, exchange or other activity of DTC, Euroclear and Clearstream on behalf of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer, exchange or other activity. Such accounts initially will be designated by or on behalf of the underwriters and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.
So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with the Applicable Procedures, in addition to those provided for under the indenture with respect to the notes.
Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither OMFC, the Trustee nor any of its agents, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.
OMFC expects that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. OMFC also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers, registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.
Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of an Individual Security for any reason, including to sell notes to persons in states that require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the Applicable Procedures and with the procedures set forth in the indenture.
DTC has advised OMFC that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC has advised OMFC that it will exchange the applicable Global Notes for Individual Securities, which it will distribute to its participants.
DTC has advised OMFC as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither OMFC nor the Trustee or any of its agents will have any responsibility for the performance by DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Clearstream. Clearstream Banking S.A. (“Clearstream”) is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to beneficial interests in Global Notes held through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.
Euroclear. The Euroclear System (“Euroclear”) was created to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Although Clearstream and Euroclear have agreed to the procedures described below in order to facilitate transfers of interests in the Global Notes, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time. Neither we nor the Trustee or its agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When beneficial interests in Global Notes are to be transferred from the account of a DTC participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive beneficial interests in Global Notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for beneficial interests in Global Notes will appear on the next day (European time).
Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending beneficial interests in Global Notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.
When a Clearstream or Euroclear participant wishes to transfer beneficial interests in Global Notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a Clearstream or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these beneficial interests in Global Notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving beneficial interests in Global Notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.
Individual Securities
A Global Note is exchangeable for individual securities in definitive form registered in the name or names of Persons other than the then-existing depositary or a nominee or nominees thereof (“Individual Securities”) only in the following limited circumstances:
•
DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or it ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, and in each case the Company fails to appoint a successor depositary within 90 days of such notice, or

•	there shall have occurred and be continuing an Event of Default with respect to the notes.
The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes. This summary applies only to Non-U.S. Holders (as defined below) that purchase the notes pursuant to this offering at the initial public offering price and hold the notes as capital assets for U.S. federal income tax purposes.
This discussion is not a comprehensive summary of all of the tax considerations that may be relevant to any particular investor. In particular, the discussion does not address all of the tax consequences that may be applicable to investors that are subject to special rules, such as banks and other financial institutions, insurance companies, broker dealers, persons that mark their securities to market, tax-exempt entities, persons liable for alternative minimum tax, regulated investment companies, real estate investment trusts, certain expatriates or former long-term residents of the United States, governments or agencies or instrumentalities thereof, persons holding the notes as part of a straddle, hedging, conversion or integrated transaction and persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement. Moreover, this discussion does not address any non-U.S., state or local tax considerations, any aspect of the Medicare tax on net investment income, or any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws.
The discussion below regarding U.S. federal income tax considerations is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder as well as administrative rulings or pronouncements or judicial decisions, all as of the date hereof. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax considerations described below. There can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described herein and that a court would not agree with the IRS.
For purposes of this discussion, “Non-U.S. Holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not, for U.S. federal income tax purposes:
•	a citizen or individual resident of the United States;
•
a corporation (or other entity subject to tax as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•
a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more United States persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.
PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES.
Interest Payments
A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on interest paid on a note if the interest is not effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (or in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base within the United States); provided that the Non-U.S. Holder:
•	does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock;
•	is not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related to us directly or indirectly through stock ownership; and
•	certifies to its non-U.S. status on IRS Form W-8BEN or W-8BEN-E (or other applicable form) and no withholding is required pursuant to FATCA (discussed below).

Alternatively, a Non-U.S. Holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), generally, by providing an IRS Form W-8ECI. However, to the extent that such interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the Non-U.S. Holder will generally be subject to U.S. federal income tax on a net basis with respect to such interest in the same manner as if the Non-U.S. Holder were a U.S. person and, if it is a foreign corporation, the Non-U.S. Holder may also be subject to a 30% branch profits tax (or a lower applicable treaty rate) on its effectively connected earnings and profits, subject to adjustments.
If a Non-U.S. Holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base within the United States), the Non-U.S. Holder will generally be subject to U.S. withholding tax, currently imposed at 30%. Under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided the Non-U.S. Holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN, W-8BEN-E, or other applicable form).
Sale, Exchange, Retirement or Other Disposition of the Notes
Except with respect to accrued but unpaid interest, which will generally be taxed as described above under “—Interest Payments,” a Non-U.S. Holder will generally not be subject to U.S. federal income tax (or any withholding thereof) with respect to gain, if any, recognized upon the sale, exchange, retirement or other disposition of the notes unless:
•
the investment in the notes is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (and, if required under an applicable treaty, is attributable to a permanent establishment or fixed base of the Non-U.S. Holder within the United States), or

•
in the case of a Non-U.S. Holder that is an individual, such holder is present in the United States for 183 or more days in the taxable year in which the sale, exchange, retirement or other disposition occurs and certain other conditions are satisfied.

For Non-U.S. Holders described in the first bullet above, such gain will generally be subject to U.S. federal income tax on a net income basis (but not U.S. withholding tax) in the same manner as if the Non-U.S. Holder were a U.S. person, and, in the case of a Non-U.S. Holder that is a foreign corporation, such Non-U.S. Holder may also be subject to a 30% branch profits tax (or a lower applicable treaty rate) on its effectively connected earnings and profits, subject to adjustments. Non-U.S. Holders described in the second bullet above will generally be subject to U.S. federal income tax at a rate of 30% (or a lower applicable treaty rate) on any gain allocable to U.S. sources and derived from such sale, exchange, retirement, or other disposition, which may be offset by certain capital losses allocable to U.S. sources.
Foreign Account Tax Compliance Act
Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% is generally required in certain circumstances on interest in respect of our notes held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the U.S. Department of the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, interest in respect of the notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the IRS. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

CERTAIN ERISA AND BENEFIT PLAN CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of the notes, or any interest therein, by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to constitute the assets of any of the foregoing described in clauses (i) and (ii), pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii) and (iii), referred to herein as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan. It is not intended that any of the Company, the underwriters, any guarantors, or their respective affiliates (“Transaction Parties”) will act in a fiduciary capacity to any Covered Plan in connection with its investment in or holding of a note, or any interest therein, with respect to this offering.
In considering an investment in the notes, or any interest therein, using a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other Similar Laws, as applicable. A fiduciary of a Plan should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed above under “Risk Factors,” in determining whether an investment in the notes satisfies these requirements.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code and the transaction may need to be reversed. For example, the acquisition and/or holding of notes, or any interest therein, by a Covered Plan with respect to which a Transaction Party is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the notes are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption.
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that might potentially provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the notes, or any interest therein. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person that is a party in interest or disqualified person with respect to the Covered Plan solely by reason of providing services to the Covered Plan or a relationship with such a service provider, provided that neither the person transacting with the Covered Plan nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided further that the Covered Plan receives no less, nor pays more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring or holding the notes (including any interest in the notes) in reliance on any of these or any other exemption should carefully review the exemption to ensure it is applicable and the requirements for such exemption are satisfied. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to all possible prohibited transactions that may arise in connection with the acquisition and holding of the notes, or any interest therein, or that all of the conditions of any such exemptions will be satisfied.
Because of the foregoing, the notes, or any interest therein, should not be purchased or held by “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a similar violation of any applicable Similar Laws.
While employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) may not be subject to the requirements of Section 406 of ERISA or Section 4975 of the Code, they may be subject to similar provisions under Similar Laws. Fiduciaries of Plans subject to Similar Law should consult with their counsel regarding the potential consequences of an investment in the notes, or any interest therein, under any applicable Similar Laws before acquiring the notes or any such interest.
Representations
By acceptance of a note, or any interest therein, each purchaser and subsequent transferee of a note, or any interest in a note, will be deemed to have represented and warranted that either (i) it is not a Plan or acting on behalf of a Plan, and no portion of the assets used by such purchaser or transferee to acquire or hold the notes, or any interest therein, constitutes assets of any Plan or (ii) the acquisition and holding of the notes, or any interest therein, by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.
Additionally, if any purchaser or subsequent transferee of the notes (or any interest in a note) is using assets of any Covered Plan to acquire or hold the notes, or any interest therein, such purchaser or subsequent transferee will be deemed to have represented and warranted that none of the Transaction Parties has been relied upon for any advice, with respect to the purchaser’s or transferee’s decision to acquire and hold the notes, or any interest therein, with respect to this offering, and has not acted as the Covered Plan’s fiduciary with regard to such investment.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions or other violations of applicable Law, it is particularly important that fiduciaries, or other persons considering purchasing and holding the notes, or any interest therein, on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether one or more exemptions would be necessary, and if so applicable, to the purchase and holding of the notes, or any interest therein.
Neither providing this prospectus or this disclosure, nor a sale of notes or any interest therein, to a Plan is in any respect a representation by any Transaction Party that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate, recommended or advisable for Plans generally or any particular Plan. Purchasers of the notes, or any interest therein, have the exclusive responsibility for ensuring that their purchase and holding of the notes, or any interest therein, complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA and the Code or violate any applicable Similar Laws.

UNDERWRITING
Citigroup Global Markets Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.
Truist Securities Inc.
Barclays Capital Inc.
BMO Capital Markets Corp.
BNP Paribas Securities Corp.
Citizens JMP Securities, LLC
Deutsche Bank Securities Inc.
Mizuho Securities USA LLC
NatWest Markets Securities Inc..
RBC Capital Markets, LLC
Regions Securities LLC
TD Securities (USA) LLC
Wells Fargo Securities, LLC
Academy Securities, Inc.
Total	$500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representative has advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The expenses of the offering, not including the underwriting discount, are estimated at $2.0 million and are payable by us.
New Issue of Notes
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
No Sales of Similar Securities
OMFC has agreed that it will not, from the date hereof through the closing date of this offering, without first obtaining the prior written consent of Citigroup Global Markets Inc. directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of any unsecured debt securities that are substantially similar to the notes, except for the notes sold to the underwriters pursuant to the underwriting agreement and except for exchanges or other similar transactions.
Short Positions
In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because Citigroup Global Markets Inc. or its respective affiliates have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Some of the underwriters and their affiliates have entered into, and may in the future enter into, financing arrangements in which they serve as lender to the Company or certain of the Company’s affiliates. Affiliates of the underwriters may provide advisory services to us or the sellers in connection with, and may provide financing for, the potential acquisitions. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Alternative Settlement Cycle
It is expected that delivery of the notes will be made against payment therefor on or about     , 2025, which is the     business day following the date hereof (such settlement cycle being referred to as “T+   ”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the business day before the settlement date will be required, by virtue of the fact that the notes initially will settle in T+   , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade such notes prior to their date of delivery should consult their own advisors.
Notice to Prospective Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or Subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the United Kingdom
In the United Kingdom (“UK”), this prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the UK Prospectus Regulation (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in the UK of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither us nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
No notes have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the notes which has been approved by the Financial Conduct Authority, except that the notes may be offered to the public in the UK at any time:
A.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

C.	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”),
provided that no such offer of the notes shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the notes in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes of our common stock in, from or otherwise involving the UK.
Notice to Prospective Investors in the European Economic Area
This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”), will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither us nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
No notes have been offered or will be offered pursuant to the offering to the public in any Member State of the EEA prior to the publication of a prospectus in relation to the notes other than:
A.	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of notes shall require us or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
Hong Kong
The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, notes, debentures and units of notes and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04 N12: Notice on the Sale of Investment Products and MAS Notice FAA N16: Notice on Recommendations on Investment Products).
Japan
The notes have not been, and will not be, registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”), and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS
Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, is representing us in connection with this offering. In addition, certain legal matters will be passed upon for OMFC by Jeffrey M. Gershon, Associate General Counsel of OMFC. The underwriters have been represented in this offering by Simpson Thacher & Bartlett LLP, New York, New York.
EXPERTS
The OneMain Holdings, Inc. financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to OneMain Holdings, Inc.’s and OneMain Finance Corporation’s combined Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The OneMain Finance Corporation financial statements incorporated in this prospectus by reference to OneMain Holdings, Inc.’s and OneMain Finance Corporation’s combined Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s website address is www.sec.gov. In addition, our SEC filings are accessible on our Investor Relations website at www.onemainfinancial.com under the heading “Financials.” The information on, or accessible through, our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE
This prospectus supplement “incorporates by reference” information that OMH and OMFC have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus supplement, the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed modified or superseded for the purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC after the date hereof under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act which will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date we subsequently file such reports and documents until the termination of this offering, except that any interactive data in eXtensible Business Reporting Language shall not be deemed incorporated by reference herein and that any such reports or portions thereof which are furnished under Item 2.02 or Item 7.01 of any Current Reports on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by reference herein:
•	combined Annual Report of OMH and OMFC on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 7, 2025;
•
combined Quarterly Reports of OMH and OMFC on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 2, 2025, July 29, 2025 and October 31, 2025, respectively;

•
Current Reports of OMH on Form 8-K and 8-K/A filed with the SEC on March 5, 2025, March 13, 2025, March 17, 2025, April 8, 2025, May 29, 2025, June 10, 2025, June 11, 2025, July 30, 2025, August 12, 2025, September 4, 2025, September 17, 2025 and October 31, 2025;

•	Current Reports of OMFC on Form 8-K filed with the SEC on March 5, 2025, March 13, 2025, May 29, 2025, June 11, 2025, July 30, 2025, August 12, 2025, September 4, 2025 and September 17, 2025; and
•
those portions of the Definitive Proxy Statement of OMH on Schedule 14A filed with the SEC on April 29, 2025, incorporated by reference in the combined Annual Report of OMH and OMFC on Form 10-K for the year ended December 31, 2024.

We will provide to each person, including any beneficial owner to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:
OneMain Finance Corporation
601 N.W. Second Street
Evansville, IN 47708
Attn: Legal Department
Telephone: (812) 424-8031

PROSPECTUS

ONEMAIN HOLDINGS, INC.
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
(and guarantees thereof)
WARRANTS
STOCK PURCHASE CONTRACTS
AND
STOCK PURCHASE UNITS
ONEMAIN FINANCE CORPORATION
DEBT SECURITIES
(and guarantees thereof)
OneMain Holdings, Inc. (“OMH”) may offer, issue and sell from time to time, together or separately:
•	shares of its common stock;
•	shares of its preferred stock, which it may issue in one or more series;
•	depositary shares representing shares of its preferred stock;
•	debt securities, which may be senior, subordinated or junior subordinated debt securities;
•	warrants to purchase debt or equity securities;
•	stock purchase contracts to purchase shares of its common stock or other securities; and
•
stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase its common stock or other securities under the stock purchase contracts.

OneMain Finance Corporation, a direct wholly-owned subsidiary of OMH (“OMFC”), may guarantee the principal of, and premium (if any) and interest on, any such debt securities. OMFC may, from time to time, offer and sell debt securities, which may be senior, subordinated or junior subordinated debt securities, and OMH may guarantee the principal of, and premium (if any) and interest on, such debt securities. In this prospectus, we refer to the debt securities and the guarantees thereof, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units of OMH and the debt securities of OMFC and the guarantees thereof registered hereunder collectively as the “securities.”
We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. These securities also may be resold by selling stockholders, whether owned on the date hereof or hereafter. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering and the identities of any selling stockholders. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
OMH common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “OMF.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS OF SECURITIES AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 7.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is October 13, 2023.

Unless otherwise stated or the context otherwise requires, references in this prospectus to (i) “OMH” refer to OneMain Holdings, Inc. and references to “the Company,” “we,” “our,” and “us” refer to OneMain Holdings, Inc. collectively with its subsidiaries, whether directly or indirectly owned, including OMFC, and (ii) “OMFC” refer to OneMain Finance Corporation, and unless the context otherwise requires, its consolidated subsidiaries.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using an automatic “shelf” registration process. Under this automatic shelf registration process, we or any selling stockholders may, from time to time, offer and sell any combination of the securities described in this prospectus, in one or more offerings at an unspecified aggregate initial offering price.
This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should only rely on the information contained or incorporated by reference in this prospectus. Neither we nor any selling stockholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling stockholder are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.
You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus contains summary descriptions of the securities that we or selling stockholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet site can be found at www.sec.gov. We make available free of charge most of our SEC filings on the investor relations page of our website at www.omf.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus or incorporated by reference into this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated by the SEC thereunder. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Documents by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information that each of OMH and OMFC file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that OMH and OMFC have already filed with the SEC (other than any portion of such filings that are furnished, rather than filed, under the SEC’s applicable rules):
•	Combined Annual Report of OMH and OMFC on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 10, 2023 (“2022 Annual Report on Form 10-K”);
•	Combined Quarterly Reports of OMH and OMFC on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on April 28, 2023 and July 28, 2023, respectively;
•	Current Reports of OMH on Form 8-K, filed with the SEC on February 3, 2023, June 15, 2023, June 21, 2023 and June 22, 2023;
•	Current Reports of OMFC on Form 8-K, filed with the SEC on June 21, 2023 and June 22, 2023;
•	Those portions of the Definitive Proxy Statement of OMH on Schedule 14A filed with the SEC on April 28, 2023 incorporated by reference in the 2022 Annual Report on Form 10-K; and
•	The description of OMH’s common stock set forth in its registration statement on Form 8-A filed with the SEC on October 11, 2013.
We incorporate by reference additional documents that OMH and OMFC may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information that has been “furnished” but not “filed” for purposes of the Exchange Act and applicable SEC rules). These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The SEC file number is 001-36129 for OMH and 001-06155 for OMFC.
We will provide without charge, upon written or oral request, a copy to each person to whom this prospectus is delivered of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to OneMain Holdings, Inc., Attn: Legal Department, 601 N.W. Second Street, Evansville, Indiana 47708 (telephone number: (812) 424-8031).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements are subject to risks, uncertainties, assumptions, and other important factors that may cause actual results, performance, or achievements to differ materially from those expressed in or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “foresees,” “goals,” “intends,” “likely,” “objectives,” “plans,” “projects,” “remains,” “target,” “trend,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will,” or “would” are intended to identify forward-looking statements, but these words are not the exclusive means of identifying forward-looking statements. As set forth more fully under “Part I, Item 1A. Risk Factors” in the most recent combined Annual Report on Form 10-K of OMH and OMFC and any subsequent combined Quarterly Reports on Form 10-Q of OMH and OMFC, each of which is incorporated by reference herein, important factors that could cause actual results, performance, or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following:
•	adverse changes and volatility in general economic conditions, including the interest rate environment and the financial markets;
•	the sufficiency of our allowance for finance receivable losses;
•	increased levels of unemployment and personal bankruptcies;
•	the current inflationary environment and related trends affecting our customers;
•	natural or accidental events such as earthquakes, hurricanes, pandemics, floods, or wildfires affecting our customers, collateral, or our facilities;
•	a failure in or breach of our information, operational or security systems, or infrastructure or those of third parties, including as a result of cyber-attacks, war, or other disruptions;
•	the adequacy of our credit risk scoring models;
•	adverse changes in our ability to attract and retain employees or key executives;
•	increased competition or adverse changes in customer responsiveness to our distribution channels or products;
•	changes in federal, state, or local laws, regulations, or regulatory policies and practices or increased regulatory scrutiny of our business or industry;
•	risks associated with our insurance operations;
•	the costs and effects of any actual or alleged violations of any federal, state, or local laws, rules or regulations;
•
the costs and effects of any fines, penalties, judgements, decrees, orders, inquiries, investigations, subpoenas, or enforcement or other proceedings of any governmental or quasi-governmental agency or authority;

•	our substantial indebtedness and our continued ability to access the capital markets and maintain adequate current sources of funds to satisfy our cash flow requirements;
•	our ability to comply with all of our covenants; and

•	the effects of any downgrade of our debt ratings by credit rating agencies;
We also direct readers to the other risks and uncertainties discussed in other documents we file with the SEC.
The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. You should specifically consider the factors identified or incorporated by reference in this prospectus that could cause actual results to differ before making an investment decision to purchase our securities and should not place undue reliance on any of our forward-looking statements. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

OUR COMPANY
Overview
As one of the nation’s leaders in offering nonprime customers responsible access to credit, we provide loan products to customers through our branch network and the internet. We service the loans that we originate and retain on our balance sheet, as well as loans owned by third parties on their behalf in connection with our whole loan sale program and legacy businesses. In connection with our offerings, our insurance subsidiaries offer our personal loan customers optional credit and non-credit insurance, and other insurance-related products. We also offer two credit cards, BrightWay and BrightWay+, which are designed to reward customers for responsible credit activity such as consistent on-time payments.
We strive to meet our customers at their preferred channel and to deliver a seamless customer experience through our digital platforms, distribution partnerships, or working with our expert team members. Our branch network of approximately 1,400 locations in 44 states is staffed with expert personnel and is complemented by our online lending and servicing capabilities and centralized operations staff, which allow us to serve customers in person, digitally, and over the phone. Our digital platform provides our current and prospective customers with the option of applying for our products via our website, www.omf.com.
We believe we are well positioned for future growth with an experienced management team, proven access to the capital markets, and strong demand for consumer credit. At June 30, 2023, we had $20.5 billion of finance receivables due from approximately 2.58 million customer accounts. We also service personal loans for our whole loan sale partners. At June 30, 2023, we managed a combined total of 2.68 million customer accounts and $21.4 billion of managed receivables.
Our Corporate History and Corporate Information
OMFC is a financial services holding company whose subsidiaries engage in the consumer finance and insurance business. OMFC was incorporated in Indiana in 1927 as successor to a business started in 1920. OMH was incorporated in Delaware in 2013. On November 15, 2015, OMH acquired all of the outstanding equity interests of OneMain Financial Holdings, LLC (“OMFH”) for approximately $4.5 billion in cash (the “OneMain Acquisition”). In connection with the OneMain Acquisition, OMH changed its name from Springleaf Holdings, Inc. to OneMain Holdings, Inc. As a result of the OneMain Acquisition, OMFH became a wholly-owned, indirect subsidiary of OMH. Subsequently, in an effort to simplify our legal entity structure, we undertook a series of intercompany equity contributions and mergers, pursuant to which OMFH become a wholly-owned direct subsidiary of OMFC (effective as of June 22, 2018) and OMFC became a wholly-owned direct subsidiary of OMH (on September 20, 2019, but effective for purposes of OMFC’s consolidated financial statements as of July 1, 2019). Effective as of July 1, 2020, OMFC changed its name from Springleaf Finance Corporation to OneMain Finance Corporation.
General
OMH’s common stock is traded on the NYSE under the symbol “OMF.”
OMH is incorporated in Delaware and OMFC is incorporated in Indiana. Our executive offices are located at 601 N.W. Second Street, Evansville, Indiana 47708. Our telephone number is (812) 424-8031. Our website address is www.omf.com. The information on our website is not part of this prospectus and is not incorporated into this prospectus or any accompanying prospectus supplement by reference.

RISK FACTORS
Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well the risk factors discussed under “Part I, Item 1A. Risk Factors” in the most recent combined Annual Report on Form 10-K of OMH and OMFC and any subsequent combined Quarterly Reports on Form 10-Q of OMH and OMFC, each of which is incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes. We may provide additional information on the use of the net proceeds from any sale of securities in an applicable prospectus supplement or other offering materials relating to the securities.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder. We may pay expenses in connection with sales by selling stockholders.

DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities outlines some of the provisions of the debt securities. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. Unless otherwise specified in an accompanying prospectus supplement, OMFC’s debt securities will be issued in one or more series under an indenture between OMFC, OMH and Wilmington Trust, National Association, as trustee, dated as of December 3, 2014 (the “OMFC Indenture”), which is filed as an exhibit to the registration statement of which this prospectus forms a part, and OMH’s debt securities will be issued in one or more series under the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part (the “OMH Indenture,” and together with the OMFC Indenture, the “indentures”). See “Where You Can Find More Information” for information on how to obtain copies of the indentures. The indentures will be qualified under the Trust Indenture Act of 1939 (the “TIA”). The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below and the indenture or form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part.
Please note that, in this section titled “Description of Debt Securities,” references to “the Company,” “we,” “our” and “us” refer either to OMH or OMFC, as the issuer, as applicable, of the applicable series of debt securities and not to any of their respective subsidiaries, unless the context requires otherwise. Unless otherwise specified in the applicable prospectus supplement, the trustee under the indentures will be Wilmington Trust, National Association.
We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. The aggregate principal amount of debt securities that may be issued under each indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
•	whether the issuer of the debt securities is OMH or OMFC;
•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;
•	whether the debt securities will be senior, subordinated or junior subordinated;
•	any applicable subordination provisions for any subordinated debt securities;
•	the maturity date(s) or method for determining same;
•	the interest rate(s) or the method for determining same;
•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	redemption or early repayment provisions;
•	authorized denominations;
•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the issuer may be made;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date on which the securities are dated if other than the date of original issuance;
•	amount of discount or premium, if any, at which such debt securities will be issued;
•	whether the indenture will contain any additional covenants, or eliminate or change any covenants described herein, that apply to the debt securities;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the issuer can select the payment currency;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	any restriction or conditions on the transferability of the debt securities;
•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;
•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees
The debt securities issued by OMH may be guaranteed by certain subsidiaries of OMH, including OMFC. Unless otherwise described in the applicable prospectus supplement, the debt securities issued by OMFC will be fully and unconditionally guaranteed by OMH. These guarantees will be joint and several obligations of the guarantor(s). If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.
Certain Covenants
Unless provided otherwise in the applicable prospectus supplement, each indenture provides for the following covenants for the benefit of the holders of all series of debt securities issued thereunder:
SEC Reports and Reports to Holders and the Trustee
The issuer, pursuant to Section 314(a) of the TIA, will be required to file with the trustee within fifteen days after the issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the issuer is not required to file information, documents or reports pursuant to either of such Sections, then to file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which would be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The issuer, pursuant to Section 314(a) of the TIA, will also be required to file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the issuer with the conditions and covenants provided for in the applicable indenture as may be required from time to time by such rules and regulations. The issuer is also required to deliver to the trustee, within 120 days after the end of the issuer’s fiscal year, a written statement as to the Company’s compliance with all conditions and covenants under the indenture. In addition, the issuer, pursuant to Section 314(a) of the TIA, will be required to transmit to the holders of the debt securities within 30 days after the filing thereof with the trustee, in the manner and to the extent provided in Section 313(c) of the TIA, such summaries of any information, documents and reports required to be filed by the issuer pursuant to the two immediately preceding sentences as may be required by rules and regulations prescribed from time to time by the SEC.
The issuer has also agreed to notify the trustee when and as the notes become admitted to trading on any national securities exchange.
Restrictions on Liens
(a)
The issuer will not at any time, directly or indirectly, suffer to exist, and shall not cause, suffer or permit any Subsidiary to create, assume or suffer to exist, any Mortgage of or upon any of its or their properties or assets, real or personal, whether owned at the issue date or thereafter acquired, or of its or upon any income or profit therefrom, without making effective provision, and the issuer covenants that in any such case the issuer will make or cause to be made effective provision, whereby the debt securities shall be secured by such Mortgage equally and ratably with or prior to any and all other obligations and Indebtedness to be secured thereby, so long as any such other obligations and Indebtedness shall be so secured.

(b)
Nothing in this covenant shall be construed to prevent the issuer or any Subsidiary from creating, assuming or suffering to exist, and the issuer or any Subsidiary is hereby expressly permitted to create, assume or suffer to exist, without securing the debt securities as hereinabove provided, any Mortgage of the following character:

(1)	any Mortgage on any properties or assets of the issuer or any Subsidiary existing on the issue date;

(2)
any Mortgage on any properties or assets of the issuer or any Subsidiary, in addition to those otherwise permitted by this subsection (b) of this covenant, securing Indebtedness of the issuer or any Subsidiary and refundings or extensions of any such Mortgage and the Indebtedness secured thereby for amounts not exceeding the principal amount of the Indebtedness so refunded or extended at the time of the refunding or extension thereof and covering only the same property theretofore securing the same; provided that at the time such Indebtedness was initially incurred, the aggregate amount of secured Indebtedness permitted by this paragraph (2), after giving effect to such incurrence, does not exceed 10% of Consolidated Net Tangible Assets, as applicable;

(3)	any Mortgage on any property or assets of any Subsidiary to secure Indebtedness owing by it to the issuer or to a Wholly-owned Subsidiary;
(4)
any Mortgage on any property or assets of any Subsidiary to secure, in the ordinary course of business, its Indebtedness, if as a matter of practice, prior to the time it became a Subsidiary, it had borrowed on the basis of secured loans or had customarily deposited collateral to secure any or all of its obligations;

(5)
any purchase money Mortgage on property, real or personal, acquired or constructed by the issuer or any Subsidiary after the issue date, to secure the purchase price of such property (or to secure Indebtedness incurred for the purpose of financing the acquisition or construction of any such property to be subject to such Mortgage), or Mortgages existing on any such property at the time of acquisition, whether or not assumed, or any Mortgage existing on any property of any corporation at the time it becomes a Subsidiary, or any Mortgage with respect to any property hereafter acquired; provided, however, that the aggregate principal amount of the Indebtedness secured by all such Mortgages on a particular parcel of property shall not exceed 75% of the cost of such property, including the improvements thereon, to the issuer or any such Subsidiary; and provided, further, that any such Mortgage does not spread to other property owned prior to such acquisition or construction or to property thereafter acquired or constructed other than additions to such property;

(6)
refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) of any Mortgage permitted by this subsection (b) of this covenant (other than pursuant to paragraph (2) hereof) for amounts not exceeding (A) the principal amount of the Indebtedness so refinanced, refunded, extended, renewed or replaced at the time of the refunding or extension thereof, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, and covering only the same property theretofore securing the same;

(7)
deposits, liens or pledges to enable the issuer or any Subsidiary to exercise any privilege or license, or to secure payments of workmen’s compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which the issuer or any Subsidiary is a party, or to secure public or statutory obligations of the issuer or any Subsidiary, or to secure surety, stay or appeal bonds to which the issuer or any Subsidiary is a party; or other similar deposits, liens or pledges made in the ordinary course of business;

(8)
mechanics’, workmen’s, repairmen’s, materialmen’s, or carriers’ liens; or other similar liens arising in the ordinary course of business; or deposits or pledges to obtain the release of any such liens;

(9)
liens arising out of judgments or awards against the issuer or any Subsidiary with respect to which the issuer or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or liens incurred by the issuer or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the issuer or such Subsidiary is a party;

(10)	liens for taxes not yet subject to penalties for non-payment or contested, or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the issuer or of the Subsidiary owning the same;
(11)
other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property and assets or materially impair the use thereof in the operation of its business; and

(12)
any Mortgage created by the issuer or any Subsidiary in connection with a transaction intended by the issuer or such Subsidiary to be one or more sales of properties or assets of the issuer or such Subsidiary; provided that such Mortgage shall only apply to the properties or assets involved in such sale or sales, the income from such properties or assets and/or the proceeds of such properties or assets.

(c)
If at any time the issuer or any Subsidiary shall create or assume any Mortgage not permitted by subsection (b) of this covenant, to which the covenant in subsection (a) of this covenant is applicable, the issuer shall promptly deliver to the trustee (1) an officers’ certificate stating that the covenant of the issuer contained in subsection (a) of this covenant has been complied with; and (2) an opinion of counsel to the effect that such covenant has been complied with, and that any instruments executed by the issuer in the performance of such covenant comply with the requirements of such covenant.

(d)
In the event that the issuer shall hereafter secure the debt securities equally and ratably with (or prior to) any other obligation or Indebtedness pursuant to the provisions of this covenant, the trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as the Company may deem advisable to enable the trustee to enforce effectively the rights of the holders of the debt securities so secured equally and ratably with (or prior to) such other obligation or indebtedness.

Merger and Consolidation
Unless provided otherwise in the applicable prospectus supplement, the issuer may consolidate with, merge with or into, or sell or convey all or substantially all of the issuer’s assets to, any other corporation or entity if:
(a)
(i)in the case of a merger, the issuer is the surviving entity in such merger, or (ii) in the case of a merger in which the issuer is not the surviving entity or in the case of a consolidation or a sale or conveyance of assets, the entity into which the issuer is merged or the entity which is formed by such consolidation or which acquires by sale or conveyance all or substantially all of the issuer’s assets shall be a corporation, association, company or business trust organized and existing under the laws of the United States of America or a State thereof and such successor entity shall expressly assume the due and punctual payment of the principal of and any premium and interest on all the debt securities, according to their tenor, and the due and punctual performance and observance of all of the covenants under the applicable indenture and the debt securities to be performed or observed by the issuer by a supplemental indenture in form satisfactory to the trustee, executed and delivered to the trustee by such entity; and

(b)
the issuer or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance or observance of any such covenant and shall not immediately thereafter have outstanding (or otherwise be liable for) any Indebtedness secured by a Mortgage not expressly permitted by the provisions of the applicable indenture or shall have secured the debt securities thereunder equally and ratably with (or prior to) any Indebtedness secured by any Mortgage not so permitted; and

(c)
the issuer shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture and an opinion of counsel stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the successor entity.

Modification and Waiver
Unless provided otherwise in the applicable prospectus supplement, each indenture, the debt securities and the debt security guarantees may be modified or amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, unless each holder to be affected by the proposed change consents, no modification or amendment may:
•	change the Stated Maturity of the principal of, or any installment of principal of, or interest on, any outstanding debt security;
•	reduce the principal amount of, or the rate or amount of interest on, or any premium payable with respect to, any debt security;
•	change the places or currency of payment of the principal of, or any premium or interest on, any debt security;
•	impair the right to sue for the enforcement of any payment of principal of, or any premium or interest on, any debt security on or after the date the payment is due;
•	reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to:
(a)	modify or amend the applicable indenture with respect to that series,
(b)	waive any past default or compliance with certain restrictive provisions, or
(b)	constitute a quorum or take action at a meeting; or
•
otherwise modify the provisions of the indenture concerning modification or amendment or concerning waiver of compliance with certain provisions of, or certain defaults and their consequences under, the indenture, except to:

(a)	increase the percentage of outstanding debt securities necessary to modify or amend the indenture or to give the waiver, or
(b)
provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the issuer’s obligation to comply with certain restrictive provisions applicable to the series.
The indenture, the debt securities and the debt security guarantees may be modified or amended without the consent of any holder of outstanding debt securities for any of the following purposes:
•	to evidence that another entity is the issuer’s or a guarantor’s successor, as applicable, and has assumed the issuer’s or guarantors obligations with respect to the debt securities;
•
to add to the issuer’s or a guarantor’s covenants, as applicable, for the benefit of the holders of all or any series of debt securities or to surrender any of the issuer’s or guarantor’s rights or powers under the applicable indenture;

•	to add any Events of Default to all or any series of debt securities;
•
to delete or modify any Events of Default with respect to all or any series of debt securities and to specify the rights and remedies of the trustee and the holders of such securities in connection therewith;

•
to change or eliminate any restrictions on the payment of the principal of, or any premium or interest on, any debt securities, to modify the provisions relating to global debt securities, or to permit the issuance of debt securities in uncertificated form, so long as in any such case the interests of the holders of debt securities are not adversely affected in any material respect;

•	to add to, change or eliminate any provision of the applicable indenture in respect of one or more series of debt securities, so long as either
(a)	there is no outstanding debt security of any series entitled to the benefit of the provision; or
(b)	the amendment does not apply to any then outstanding debt security;
•	to secure any series of the debt securities’
•
to provide for the appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions to facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•
to facilitate the satisfaction and discharge, or Legal Defeasance or Covenant Defeasance with respect to the debt securities of any series by the deposit in trust of money and/or Government Obligations;

•	to cure any ambiguity, defect, mistake or inconsistency in the applicable indenture, debt security or debt security guarantee; or
•
to make any other changes with respect to matters or questions arising under the applicable indenture, or any series of debt security or debt security guarantee so long as the action does not adversely affect the interests of the holders of the debt securities of any series in any material respect.

Satisfaction and Discharge
Unless provided otherwise in the applicable prospectus supplement, each indenture will be discharged and will cease to be of further effect as to all debt securities issued thereunder, when:
(a)	either
(1)
all debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to the issuer, have been delivered to the trustee for cancellation; or

(2)
all debt securities that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense of the issuer, and the issuer has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, Government Obligations, or a combination of cash in U.S. dollars and Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)	the issuer has paid or caused to be paid all sums payable by it under the indenture; and
(c)
in the event of a deposit as provided in clause (i)(b) above, the issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or the redemption date, as the case may be.

In addition, the issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Defeasance of Certain Covenants
The issuer at any time may terminate all its obligations under the outstanding debt securities of any series and all obligations of any guarantors discharged with respect to their guarantees except for certain obligations, including those respecting the Defeasance Trust (as defined below) and obligations to register the transfer or exchange of the debt securities of the applicable series, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities. This is known as “Legal Defeasance.” The issuer at any time may terminate its obligations under the covenants described under “-Limitations on Liens” above and the operation of clause (4) described under “-Events of Default, Notice and Waiver” below. This is known as “Covenant Defeasance.”
The issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If the issuer exercises its Legal Defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an Event of Default with respect thereto. If the issuer exercises its Covenant Defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an Event of Default specified in clause (4) described under “-Events of Default, Notice and Waiver” below.
In order to exercise either defeasance option, the issuer must irrevocably deposit in trust (the “Defeasance Trust”) with the trustee money or Government Obligations for the payment of principal and interest (if any) on the applicable series of debt securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including (unless the applicable series of debt securities will mature or be redeemed within 30 days) delivering to the trustee an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been in the case if such deposit and defeasance had not occurred, and, in the case of Legal Defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.
Events of Default, Notice and Waiver
Unless provided otherwise in the applicable prospectus supplement, if an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice as provided in the indenture, the principal amount of all the debt securities of that series due and payable immediately. However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration will occur automatically. If all Events of Default with respect to a series of debt securities have been cured or waived, and all amounts due otherwise than because of the acceleration have been paid or deposited with the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind the acceleration and its consequences.
The holders of a majority in aggregate principal amount of debt securities of an affected series may waive any past Default with respect to such series of debt securities, and any Event of Default arising from a past default, except in the case of (i) a Default in the payment of the principal of, or any premium or interest on, any debt security; or (ii) a Default in respect of a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding debt security of an affected series.
“Event of Default,” when used in each indenture with respect to any series of debt securities, means any of the following events:
(a)	a default in the payment of any interest payable in respect of any debt security, when such interest becomes due and payable, and continuance of such default for a period of 30 days;
(b)	a default in the payment of the principal of and any premium on any debt security when it becomes due and payable at its maturity;
(c)	a default in the deposit of any sinking fund payment, when and as due by the terms of a security of that series;
(d)	a default by the issuer in the performance or breach of any covenant or warranty under the Indentures, and the continuance of such default or breach for a period of 90 days; and
(e)	certain events in bankruptcy, insolvency or reorganization of the issuer.

A Default under clause (d) is not an Event of Default until the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series notify the issuer in writing of the Default, and the issuer does not cure the Default within the time specified in such clause after receipt of such notice.
When a Default under clause (d) is cured or remedied within the specified period, it ceases to exist. If an Event of Default (other than an Event of Default with respect to the issuer specified in clause (e) above) occurs and is continuing, the trustee, by written notice to the issuer, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series, by written notice to the issuer and the trustee, may declare all unpaid principal of and accrued interest on the debt securities of the affected series then outstanding to be due and payable (the “Default Amount”). Upon a declaration of acceleration, such amount shall be due and payable immediately, subject to certain conditions as described in the indenture.
If an Event of Default with respect to the issuer specified in clause (e) above occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.
Under certain circumstances, the holders of a majority in aggregate principal amount of the debt securities of the affected series then outstanding may rescind an acceleration with respect to the debt securities of the affected series and its consequences.
In case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the applicable indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest (if any) when due, no holder may pursue any remedy with respect to the applicable indenture or the debt securities of the affected series unless (i) such holder has previously given the trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested the trustee to pursue the remedy, (iii) such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding debt securities of the affected series have not given the trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of the affected series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the applicable indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.
If a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders. In addition, the issuer is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The issuer is also required to deliver to the trustee, within 30 days after the Company becomes aware of the occurrence thereof, written notice of any event which would constitute a Default.
Certain Definitions
Unless provided otherwise in the applicable prospectus supplement, as used in the indentures and this prospectus, the following definitions apply:
“Consolidated Net Tangible Assets” means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet of the issuer and its Subsidiaries, after deducting therefrom (i) all liability items except indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder’s equity and reserves for deferred income taxes and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Government Obligations,” means (i) direct obligations of the United States of America where the timely payment or payments thereunder are supported by the full faith and credit of the United State of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.
“Indebtedness” means all obligations which in accordance with generally accepted accounting principles would be classified upon a balance sheet as liabilities, including without limitation by the enumeration thereof, obligations arising through direct or indirect guarantees (including agreements, contingent or otherwise, to purchase Indebtedness or to purchase property or services for the primary purpose of enabling the payment of Indebtedness or assuring the owner of Indebtedness against loss) or through agreements, contingent or otherwise, to supply or advance funds for the payment or purchase of Indebtedness of others; provided, however, that in determining Indebtedness of any Person, there shall not be included rental obligations under any lease of such Person, whether or not such rental obligations would, under generally accepted accounting principles, be required to be shown on the balance sheet of such Person as a liability item.
“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Stated Maturity,” when used with respect to any debt security or any installment of principal thereof or any premium or interest thereon, means the fixed date on which the principal of such debt security or such installment of principal or premium or interest is due and payable.
“Subsidiary,” when used with respect to any Person, shall mean (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Wholly-owned,” when used with reference to a Subsidiary of a Person, shall mean a Subsidiary of which all of the outstanding capital stock (except directors’ qualifying shares) is owned by such Person and/or one or more of such Person’s wholly-owned Subsidiaries.
Global Securities
Unless the issuer informs you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement. With respect to any debt securities held in book-entry form through a depositary, the depositary or its nominee will be the sole registered and legal owner of those debt securities, and references in this prospectus to any “securityholder” or “holder” of those debt securities means only the depositary or its nominee.
Regarding the Trustee
The trustee for the OMFC Indenture is Wilmington Trust, National Association, and the series trustee for the OMFC Indenture is HSBC Bank USA, National Association. The trustee for the form of OMH Indenture is Wilmington Trust, National Association. Each trustee is permitted to engage in other transactions with the issuer and its subsidiaries from time to time, provided that if such trustee acquires any conflicting interest they must eliminate such conflict upon the occurrence of an Event of Default, or else resign.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder, member or limited partner of the issuer or its parent companies shall have any liability for any of its obligations under the debt securities or the applicable indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting debt securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities.
Governing Law
The indentures, the debt securities and any guarantees thereunder shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of OMH’s amended and restated certificate of incorporation, as amended (the “A&R Certificate”) and amended and restated bylaws, as amended (the A&R Bylaws”). These descriptions contain all information which we consider to be material, but may not contain all of the information that is important to you. To understand them fully, you should read our A&R Certificate and A&R Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. References in this “Description of the Capital Stock” section to “the Company,” “we,” “us” and “our” are to OMH, and not to any of its subsidiaries.
Please note that, with respect to any of our shares held in book-entry form through The Depository Trust Company or any other share depositary, the depositary or its nominee will be the sole registered and legal owner of those shares, and references in this prospectus to any “stockholder” or “holder” of those shares means only the depositary or its nominee. Persons who hold beneficial interests in our shares through a depositary will not be registered or legal owners of those shares and will not be recognized as such for any purpose. For example, only the depositary or its nominee will be entitled to vote the shares held through it, and any dividends or other distributions to be paid, and any notices to be given, in respect of those shares will be paid or given only to the depositary or its nominee. Owners of beneficial interests in those shares will have to look solely to the depositary with respect to any benefits of share ownership, and any rights they may have with respect to those shares will be governed by the rules of the depositary, which are subject to change from time to time. We have no responsibility for those rules or their application to any interests held through the depositary.
Authorized Capital Stock
Our authorized capital stock consists of:
•	2,000,000,000 shares of common stock, par value $0.01 per share; and
•	300,000,000 shares of preferred stock, par value $0.01 per share.
As of July 20, 2023, 120,418,460 shares of our common stock were issued and outstanding. All the outstanding shares of our common stock are fully paid and non-assessable. No shares of our preferred stock are outstanding.
The following is a description of the material terms of our A&R Certificate and A&R Bylaws, copies of which have been filed with the SEC.
Common Stock
Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors. Our A&R Certificate does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.
Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock prior to distribution.
Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Any shares of common stock sold under this prospectus will be validly issued, fully paid and nonassessable upon issuance against full payment of the purchase price for such shares.
Preferred Stock
Our board of directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, subject to other rights or limitations, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:
•	restricting dividends in respect of our common stock;
•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;
•	impairing the liquidation rights of our common stock; or
•	delaying or preventing a change of control of us.
Regulations Concerning Change of Control
Certain of the states in which we are licensed to originate loans and the state in which our insurance subsidiaries are domiciled (Texas) have laws or regulations which require regulatory approval for the acquisition of “control” of regulated entities. Under some state laws or regulations applicable to licensing, there exists a presumption of “control” when an acquiring party acquires as little as 10% of the voting securities of a regulated entity or of a company which itself controls (directly or indirectly) a regulated entity (the threshold is 10% under the insurance statutes of Texas). Therefore, any person acquiring 10% or more of our common stock may need the prior approval of some state insurance and/or licensing regulators, or a determination from such regulators that “control” has not been acquired.
Amended and Restated Stockholders Agreement
General
On June 25, 2018, an investor group led by funds managed by affiliates of Apollo Global Management, LLC (“Apollo”) and Värde Partners, Inc. (“Värde”) (collectively, the “Apollo-Värde Group”) completed its purchase of 54,937,500 shares of OMH’s common stock beneficially owned by Springleaf Financial Holdings, LLC, representing the entire holdings of OMH’s stock beneficially owned by a private equity fund managed by an affiliate of Fortress Investment Group LLC, for an aggregate purchase price of approximately $1.4 billion in cash (the “Apollo-Värde Transaction”). After a series of selling transactions during 2021, on October 26, 2021, Apollo sold the remainder of its OMH position and as a result Apollo was no longer an OMH stockholder. As of February 10, 2023, Värde owns 8,268,916 shares of OMH’s common stock representing less than 7% of the then-outstanding shares of OMH’s common stock.
In connection with the closing of the Apollo-Värde Transaction, the Company and OMH Holdings L.P., a special purpose entity formed by the Apollo-Värde Group (the “Acquisition Entity”), entered into an amended and restated stockholders agreement (the “A&R Stockholders Agreement”) containing, among other things, certain provisions described below. As discussed further below, the A&R Stockholders Agreement provides certain rights to the Acquisition Entity with respect to the designation of directors for nomination and election to the OMH board of directors, as well as registration rights for certain of our securities beneficially owned, directly or indirectly, by the Acquisition Entity and its Permitted Transferees (collectively, the “Stockholders”). The term “Permitted Transferees” and other capitalized terms used but not defined in this discussion have the respective meanings given to them in the A&R Stockholders Agreement.
The A&R Stockholders Agreement provides that the parties thereto will use their respective reasonable efforts, including voting or causing to be voted all of our voting shares beneficially owned by each, so that no amendment is made to our A&R Certificate or Bylaws in effect as of the date of the A&R Stockholders Agreement (i) that would add restrictions to the transferability of our shares by the Stockholders, which are beyond those provided for in our A&R Certificate, the A&R Stockholders Agreement or applicable securities laws or (ii) that nullify the rights set out in the A&R Stockholders Agreement of the Stockholders unless such amendment is approved by such Stockholders.
Designation and Election of Directors
The A&R Stockholders Agreement provides that, for so long as the A&R Stockholders Agreement is in effect, we and each Stockholder shall take all reasonable actions within our respective control (including voting or causing to be voted all of the securities held of record or beneficially owned by such Stockholder entitled to vote generally in the election of our directors and, with respect to us, including in the slate of nominees recommended by the OMH board of directors those individuals designated by the Acquisition Entity) so as to elect to the OMH board of directors, and to cause to continue in office a number of directors (rounded up to the nearest whole number) that would be required to maintain the Acquisition Entity’s proportional representation on the OMH board of directors who are designated by the Acquisition Entity for so long as the Acquisition Entity directly or indirectly beneficially owns, together with its Permitted Transferees, less than 10% but at least 5% of our voting power, provided that if the OMH board of directors consists of six or fewer directors, then the Acquisition Entity shall have the right to designate one director. The A&R Stockholders Agreement provides for greater representation by the Acquisition Entity on the OMH board of directors if the Acquisition Entity directly or indirectly beneficially owns, together with its Permitted Transferees, certain higher amounts of our voting power.
Indemnification of the Acquisition Entity
The A&R Stockholders Agreement provides that we will indemnify the Acquisition Entity and its officers, directors, employees, agents, and affiliates against losses arising out of third-party claims (including litigation matters and other claims) based on, arising out of or resulting from:
•	the Acquisition Entity’s status as an equity holder of the Company;
•	the ownership or the operation of our assets or properties and the operation or conduct of our business; and
•	any other activities we engage in.
In addition, we have agreed to indemnify the Acquisition Entity and its officers, directors, employees, agents, and affiliates against losses, including liabilities under the Securities Act and the Exchange Act, relating to actual or alleged misstatements in or omissions from any registration statement, prospectus, preliminary prospectus or any amendment or supplement thereto, other than misstatements or omissions made in reliance on information relating to and furnished by the Acquisition Entity for use in the preparation of that registration statement or report.
Registration Rights
Demand Rights. Each Stockholder has, for so long as such Stockholder directly or indirectly beneficially owns, together with Acquisition Entity and its Permitted Transferees, an amount of Company common stock (whether owned at the time of the offering or subsequently acquired) equal to or greater than 1% of our shares of common stock then issued and outstanding (a “Registrable Amount”), “demand” registration rights that allow the Stockholder, for itself and for the Acquisition Entity and its Permitted Transferees, at any time after 180 days following the date of the A&R Stockholders Agreement, to request that we register under the Securities Act an amount equal to or greater than a Registrable Amount. The Stockholder, for itself and for the Acquisition Entity and its Permitted Transferees, will be entitled to unlimited demand registrations so long as such persons, together, beneficially own a Registrable Amount. We will not be required to effect any demand registration within one month of a “firm commitment” underwritten offering to which the requestor held “piggyback” rights, described below, and which included at least 50% of the shares of common stock requested by the requestor to be included. We will not be obligated to grant a request for a demand registration within one month of any other demand registration.
Piggyback Rights. For so long as Stockholders beneficially own a Registrable Amount and subject to certain other conditions, Stockholders have “piggyback” registration rights that allow them to include the common stock that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8 or pursuant to an employee benefit plan arrangement) or by any of our other stockholders that have registration rights. These “piggyback” registration rights will be subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.
Shelf Registration. We granted to the Acquisition Entity and its Permitted Transferees, for so long as the Acquisition Entity, together with its Permitted Transferees, beneficially owns a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of Company common stock to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12-month period) if we determine that certain disclosures required by the shelf registration statements would be detrimental to us or our stockholders. In addition, Stockholders may elect to participate in such shelf registrations within five days after notice of the registration is given.
Indemnification; Expenses; Lock-ups. Under our A&R Stockholders Agreement, we have agreed to indemnify the applicable selling Stockholders and its officers, directors, employees, managers, members partners, agents and controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells shares of our common stock, unless such liability arose from the applicable selling stockholder’s misstatement or omission, and the applicable selling Stockholder will agree to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration and offering-related expenses incidental to our performance under the A&R Stockholders Agreement, and the applicable selling Stockholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its shares of common stock under the A&R Stockholders Agreement. Under the A&R Stockholders Agreement we agreed to enter into, and to cause our officers and directors to enter into, lock-up agreements in connection with any exercise of registration rights by the Acquisition Entity, for itself and for its affiliates and Permitted Transferees.
Anti-Takeover Effects of Delaware Law, OMH’s A&R Certificate and A&R Bylaws
The following is a summary of certain provisions of our A&R Certificate and A&R Bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Delaware Business Combination Statute
We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.
Our A&R Certificate provides that Section 203 of the Delaware General Corporation Law, as amended (the “DGCL”), an anti-takeover law, will not apply to us; however, our A&R Certificate contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders and not by written consent by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our A&R Certificate provides that the Acquisition Entity and certain of its affiliates, and any group as to which such persons are a party or any transferee of any such person or group of persons, will not constitute “interested stockholders” for purposes of this provision.
Other Provisions of Our A&R Certificate and A&R Bylaws
Our A&R Certificate provides for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The terms of the first, second and third classes will expire in 2026, 2024, and 2025, respectively. There is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer, or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest. In addition, our A&R Certificate and A&R Bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the voting interest of stockholders entitled to vote. Pursuant to our A&R Certificate, shares of our preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See “-Preferred Stock.”
Ability of our Stockholders to Act
Our A&R Certificate and A&R Bylaws do not permit our stockholders to call special stockholders meetings. Under our A&R Certificate and A&R Bylaws, any action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting by the unanimous written consent of our stockholders entitled to vote thereon.
Our A&R Bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by any of our stockholders. In addition to any other applicable requirements, for a nomination to be properly brought by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of our stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
Our A&R Bylaws provide that no business may be transacted at any annual meeting of our stockholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of our board of directors, (b) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (c) otherwise properly brought by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.
Forum Selection Clause
Our A&R Certificate provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, our A&R Certificate or A&R Bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having jurisdiction over any such action or proceeding. In the event that the Court of Chancery lacks jurisdiction over any such action or proceeding, our A&R Certificate provides that the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware. Our A&R Certificate further provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provision.
Limitations on Liability and Indemnification of Directors and Officers
Our A&R Certificate provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for the following (to the extent such exemption is not permitted under the DGCL, as amended from time to time):
•	any breach of the director’s duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law;
•	under Section 174 of the DGCL; or
•	any transaction from which the director derives an improper personal benefit.
Our A&R Certificate and A&R Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
In addition, we have entered into separate indemnification agreements with certain of our directors and executive officers, which are broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors and officers against (i) any and all liabilities, expenses, damages, judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guaranty, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.

Corporate Opportunity
Under our A&R Certificate, to the extent permitted by law:
•
The Acquisition Entity and its affiliates have the right to and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

•
if the Acquisition Entity or any of its affiliates or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, our stockholders or affiliates;

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and
in the event that any of our directors and officers who is also a director, officer, or employee of the Acquisition Entity or any of its affiliates acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if the Acquisition Entity or any of its affiliates pursues or acquires such corporate opportunity or if such person did not present the corporate opportunity to us.
Transfer Agent
The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.
Listing
Our common stock is listed on the NYSE under the symbol “OMF”.

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock. References in this “Description of Depositary Shares” section to “the Company,” “we,” “us” and “our” are to OMH, and not to any of its subsidiaries.
While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Stock
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.
Conversion
If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
•	all outstanding depositary shares to which it relates have been redeemed or converted; or
•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.
Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. References in this “Description of the Warrants” section to “the Company,” “we,” “us” and “our” are to OMH, and not to any of its subsidiaries.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time; and
•	information with respect to book-entry procedures, if any.
Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part. References in this “Description of Stock Purchase Contracts and Stock Purchase Units” section to “the Company,” “we,” “us” and “our” are to OMH, and not to any of its subsidiaries.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

SELLING STOCKHOLDERS
Information about selling stockholders, when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We or the selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;
•
enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•
loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement, as the case may be.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any, and any obligations in relation thereto;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or markets on which the securities may be listed.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
In addition to selling its common stock under this prospectus, a selling stockholder may:
•	transfer its common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;
•	sell its common stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirement of Rule 144 or Rule 145; or
•	sell its common stock by any other legally available means.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. If we offer securities through dealers, the applicable prospectus supplement will specify any commissions or discounts offered to such dealers.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common stock, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement.
In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, NY. In addition, certain legal matters will be passed upon for OMFC by Jeffrey M. Gershon, Esq., Associate General Counsel of OMFC.
EXPERTS
The OneMain Holdings, Inc. financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to OneMain Holdings, Inc.’s and OneMain Finance Corporation’s combined Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The OneMain Finance Corporation financial statements incorporated in this prospectus by reference to OneMain Holdings, Inc.’s and OneMain Finance Corporation’s combined Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

OneMain Finance Corporation

$500,000,000

  % Senior Notes due 2033
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